UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Kemper Corporation
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Notice of 2017 Annual Meeting & Proxy Statement

Kemper Corporation
One East Wacker Drive
Chicago, Illinois 60601
kemper.com

Notice of 2017 Annual Meeting of Shareholders to Be Held May 3, 2017

The 2017 Annual Meeting of the Shareholders (“Annual Meeting”) of Kemper Corporation (“Company” or “Kemper”) will be held at 8:00 a.m., Central Daylight Time, on Wednesday, May 3, 2017, at The Kemper Building, One East Wacker Drive, Chicago, Illinois 60601. Attendees providing proper identification will be directed to the meeting room located on the 20th floor. The purpose of the Annual Meeting will be to:

1.	Elect a Board of Directors;

2.	Consider and vote on an advisory proposal on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2017;

3.	Consider and vote on an advisory proposal on the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement;

4.	Consider and vote on an advisory proposal on the frequency of future advisory proposals on the compensation of the Company’s Named Executive Officers; and

5.	Consider and act upon such other business as may be properly brought before the meeting.

The Board of Directors of Kemper has fixed March 9, 2017 as the record date (“Record Date”) for determining shareholders entitled to receive this notice and to vote at the 2017 Annual Meeting or any adjournments or postponements of the meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. A list of registered shareholders as of the close of business on March 9, 2017 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 3, 2017 during ordinary business hours at the Company’s executive offices located at One East Wacker Drive, Chicago, Illinois 60601.

By Order of the Board of Directors,

C. Thomas Evans, Jr.
Secretary
Chicago, Illinois
March 24, 2017
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 3, 2017: The Company’s 2017 Proxy Statement and 2016 Annual Report to Shareholders are available at proxyvote.com.

Regardless of whether you plan to attend the Annual Meeting, please vote your proxy as promptly as possible. You may vote by timely returning your signed and dated proxy card in the postage-paid envelope provided, or you may vote by telephone or through the Internet. Instructions are printed on your proxy card. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312.661.4930, or by e-mail at investors@kemper.com.

Proxy Statement Summary

Proxy Statement Summary
The Kemper Board of Directors (“Board of Directors” or “Board”) is furnishing you with this Proxy Statement to solicit your proxy to be voted at Kemper’s Annual Meeting. This Proxy Statement Summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders
Date:            Wednesday, May 3, 2017
Time:            8:00 a.m. Central Daylight Time
Location:        The Kemper Building
One East Wacker Drive
Chicago, Illinois 60601
Record Date:        March 9, 2017

Voting Matters and Board Recommendations

	Matter	Board Recommendation	Page Reference
1.	Election of Directors;	FOR	10
2.	Consider and vote on an advisory proposal on the ratification of independent registered public accountant;	FOR	17
3.	Consider and vote on an advisory proposal on the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement; and	FOR	56
4.	Consider and vote on an advisory proposal on the frequency of future advisory proposals on the compensation of the Company’s Named Executive Officers.	FOR ONE YEAR FREQUENCY	57

How to Cast Your Vote
The mailing address of our principal executive office is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about March 24, 2017 to all shareholders entitled to vote at the Annual Meeting.
All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting. For more information, please refer to the Frequently Asked Questions section under the heading Voting and Record Date on page 61.
The proxies may also be voted at any adjournments or postponements of the Annual Meeting.

Board and Corporate Governance

Board and Corporate Governance

Meetings and Committees of the Board of Directors
There are four principal Board committees : (1) Audit Committee; (2) Compensation Committee; (3) Investment Committee; and (4) Nominating & Corporate Governance (“NCG”) Committee. The Board has adopted written charters for each of the committees. These documents are available on the Company’s website at kemper.com under Governance and/or by mail at no cost upon request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.
Under the Company’s Corporate Governance Guidelines and Policy on Director Attendance at Annual Meetings, directors are expected to attend the following types of meetings: (1) annual shareholder meetings; (2) Board meetings; and (3) Board committee meetings for the committees on which they serve, unless unavoidable obligations or other circumstances prevent their attendance. Each incumbent director attended at least 83 percent of the 2016 meetings of the Board and Board committees on which he or she served. The non-employee and independent members of the Board meet regularly in executive sessions. In addition, each of the directors who was a member of the Board on the date of the 2016 Annual Meeting attended such meeting.
The following table shows the number of 2016 Board and Board committee meetings held and actions taken by unanimous written consent in lieu of meetings:

	Board	Audit Committee	Compensation Committee	Investment Committee	NCG Committee
Meetings Held	5	5	6	3	5
Actions Taken By Written Consent	—	—	4	—	—
The following table shows the current membership and Chair of the Board and its four principal Board committees:
= Chair = Member

Name	Board	Audit Committee	Compensation Committee	Investment Committee	NCG Committee
George N. Cochran
Kathleen M. Cronin
Douglas G. Geoga
Thomas M. Goldstein
Lacy M. Johnson
Robert J. Joyce
Joseph P. Lacher, Jr.
Christopher B. Sarofim
David P. Storch
The following is a brief description of the functions of the four principal Board committees:

Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	independent registered public accountant’s qualifications, independence and performance; and

•	performance of the Company’s internal audit function.

Board and Corporate Governance

The Audit Committee is a standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Under its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including prior approval of the audit engagement fees and terms. The Audit Committee is also responsible for, among other matters, reviewing and discussing with management the Company’s financial statements and disclosures, internal controls, internal audit function, and major risk exposures and steps taken by management to monitor and control such exposures, including its enterprise risk management (“ERM”) structure and program.
The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the New York Stock Exchange (“NYSE”) Listed Company Manual (“NYSE Listing Standards”) and meets the independence requirements for audit committee membership under the rules of the Securities and Exchange Commission (“SEC”). In addition, the Board has determined that Messrs. Cochran and Joyce, the Audit Committee’s current and former chairs, are qualified as audit committee financial experts under the SEC rules.

Compensation Committee
The Compensation Committee assists the Board in fulfilling its responsibilities relating to:

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”) and evaluating the CEO’s performance and compensation in light of such goals and objectives;

•	overseeing the compensation of the Company’s executive officers and other members of senior management as may be designated by the committee from time to time;

•	reviewing and approving the Company’s incentive compensation and equity-based compensation plans;

•	reviewing and approving the material terms of any employment agreements or severance or change-in-control arrangements involving any of the Company’s executive officers; and

•	reviewing and making recommendations to the Board on non-employee director compensation.
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. Additional information about the Compensation Committee’s governance is provided below in the section entitled Executive Compensation beginning on page 18.

Investment Committee
The Investment Committee oversees the Company’s investment objectives and policies and reviews the performance of the Company’s investment portfolio on a consolidated basis. The Investment Committee is also responsible for reviewing and approving the policies and objectives for the Company’s investment activities that are established and maintained by the Company’s Chief Investment Officer.

NCG Committee
The NCG Committee assists the Board in fulfilling its responsibilities with respect to:

•	identifying potential candidates qualified to become Board members and recommending director nominees to the Board in connection with each annual meeting of shareholders;

•	developing and assessing principles and guidelines for corporate governance, executive succession, business conduct and ethics;

•	leading the Board in its annual review of the performance of the Board and Board committees; and

•	recommending to the Board director nominees, chairs for each Board committee and a Board member to serve as Chair.
The Board has determined that each member of the NCG Committee is independent in accordance with the NYSE Listing Standards.

Board and Corporate Governance

Corporate Governance
The Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters for Board committees and other corporate governance information can be found on the Company’s website at kemper.com under Governance. Copies of these documents may also be obtained free of charge by request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

Selection of Board Nominees
In accordance with its charter, the NCG Committee recommends a slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board of Directors, the NCG Committee screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and independence in accordance with the NYSE Listing Standards and SEC rules. The NCG Committee may, in its discretion, retain recruiters to identify and evaluate director candidates.
The Company will also consider director recommendations by shareholders that are made in writing, addressed to the Company’s Secretary, and include: (a) the candidate’s name, address and telephone number; (b) a brief biographical description of the candidate, including his or her occupation for the last five years and a statement of the qualifications of the candidate to serve as director; and (c) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy statement as a nominee. The NCG Committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.
The NCG Committee evaluates potential nominees for director against the following standards that were previously adopted by the Board, as well as other attributes and skill sets considered desirable or necessary to address particular needs from time to time:

•	The highest ethical standards and integrity;

•	Willingness and ability to devote sufficient time to the work of the Board;

•	Willingness and ability to represent the interests of shareholders as a whole rather than those of special interest groups;

•	No conflicts of interest that would interfere with performance as a director;

•	A reputation for working constructively with others;

•	A history of achievement at a high level in business or the professions that reflects superior standards; and

•	Qualities that contribute to the Board’s diversity.
The primary focus in recruitment and nomination of directors has been on skills and experience. Other than as noted in the last bullet point above, the NCG Committee does not have a specific policy or requirement with regard to its consideration of diversity in identifying director nominees, nor has it attempted to define or limit the concept of “diversity” to any particular set of characteristics. The NCG Committee and the Board believe that the Board should be comprised of members with complementary and diverse skills and experience which, collectively, contribute breadth of perspective and enable the Board to be an effective overseer of a publicly-traded insurance organization.

Related Person Transactions
The Board has adopted a written policy (“Policy on Related Person Transactions”) for review, approval and ratification of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning 5 percent or more of Kemper common stock (“Common Stock”), or immediate family members of any of the foregoing). The Policy on Related Person Transactions covers any related person transaction unless it involves: (a) a transaction generally available to all employees of the Company; (b) less than $120,000 in the aggregate; or (c) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to

Board and Corporate Governance

the related person than those applicable to non-affiliated third parties or those generally available to employees of the Company. Covered related person transactions must be approved or ratified by the NCG Committee. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $120,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.
Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management is required to submit the matter for consideration to the NCG Committee, which will review the transaction and make a determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the NCG Committee considers the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person and other applicable parties. No director who is on the NCG Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family.
In accordance with the Policy on Related Person Transactions, the NCG Committee has reviewed certain transactions with the Company involving Fayez Sarofim & Co. (“FS&C”), a registered investment advisory firm. Christopher Sarofim is Vice Chairman and a member of the board of directors of FS&C. Fayez Sarofim, Chairman of the Board, Chief Executive Officer, a director and the majority shareholder of FS&C, was a member of Kemper’s Board until his retirement on May 1, 2013, and is the beneficial owner of more than 5 percent of the Company’s stock. Pursuant to an agreement entered into between FS&C and the Company’s tax-qualified defined benefit pension plan (“Pension Plan”), FS&C provides investment management services with respect to certain Pension Plan funds. At December 31, 2016, the Pension Plan had $148.4 million in assets managed by FS&C. Under the agreement, FS&C is entitled to fees calculated and payable quarterly based on the fair market value of the assets under management. During 2016, the Pension Plan incurred investment expenses of $0.8 million under the agreement. The agreement governing these services may be terminated by either party at any time on 30 days advance written notice. The Company believes that the services described above have been provided on terms no less favorable to the Company than could have been negotiated with non-affiliated third parties.

Director Independence
The Board has adopted categorical standards (“Director Independence Standards”) to assist in its determination of director independence as required by Section 303A of the NYSE Listing Standards and applicable SEC rules. The Director Independence Standards are posted under Governance on the Company’s website at kemper.com. Under the Director Independence Standards, a director is not independent for purposes of his or her service on the Board or a particular Board committee unless the director and his or her immediate family members meet all independence requirements applicable to such service under the NYSE Listing Standards and SEC rules. The Director Independence Standards incorporate by reference certain relationships listed in the NYSE and SEC independence rules. In addition, the Director Independence Standards define four specific types of relationships as categorically immaterial. Two of these types of relationships involve an organization or entity that either received charitable contributions from the Company or engaged in transactions with the Company, in either case to the extent the annual amounts involved did not exceed $120,000. The other two types of relationships are: (a) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to policies with unaffiliated third parties or those generally available to Company employees; and (b) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company. The Board believes that these specified types of relationships would not affect or influence the Company’s business relationships or create a direct or indirect material interest in the Company’s business transactions on the part of a director.
In connection with its annual independence assessment of the individuals recommended by the NCG Committee as nominees for election to the Board at the 2017 Annual Meeting, the Board considered the applicable independence rules and the factual information derived from the questionnaires and affirmations completed by the individual directors and other available information. The Board affirmatively determined that, under the NYSE Listing Standards, applicable SEC rules and the Director Independence Standards, Ms. Cronin and Messrs. Cochran, Geoga, Goldstein, Johnson, Joyce and

Board and Corporate Governance

Storch are each independent directors with no material relationships with the Company, and as a result, that a majority of the members of the Board are independent.

Compensation Committee Interlocks and Insider Participation
The Board has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee consists of Ms. Cronin and Messrs. Geoga, Goldstein, Johnson and Storch. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2016 that required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail under the two preceding headings, Related Person Transactions and Director Independence. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Compensation Committee or Board.

Board Leadership and Role in Risk Oversight

Board’s Leadership Structure
The current Board structure includes a Chairman of the Board and four principal board committees. The Audit Committee, Compensation Committee and NCG Committee are comprised entirely of independent directors; the Investment Committee is comprised of two independent directors, another non-employee director and the CEO.
The Board has no set policy on whether the offices of Chairman and CEO should be held by the same person and believes the combination or separation of these offices should be determined by the circumstances of the Company and the composition of the Board. Until November 2015, the Chairman and CEO positions were held by the same individual, a structure that served the Company well under its leadership at the time. The Chairman of the Board now serves as the primary liaison between non-employee directors and the CEO, although all non-employee directors are encouraged to communicate freely with the CEO and other members of management at any time. In addition, the Chairman sets agendas for, and presides over, Board meetings and the executive sessions of non-employee directors.
The Company believes that its leadership structure is appropriate for the Company given the role of the Chairman and current membership of the Board. In addition to the leadership provided by the Chairman and general oversight of the Company provided by the full Board, all non-employee and independent directors meet regularly in executive session, and significant functions are provided by the key Board committees and the independent outside advisors those committees utilize in their discretion.

Board’s Role in Risk Oversight
The Board plays an active role in the oversight of risk assessment and management at various levels of the Board’s leadership structure. Board and Board committee meetings provide the directors with regular opportunities to discuss key matters and raise questions with management, auditors and any consultants retained by the Board or its committees. The Board is regularly informed by members of the Company’s executive and operational management about a wide range of matters that could pose significant risks to the Company. These include, for example, strategic plans, corporate transactions, and significant operational projects and developments. In addition, Board committees have the opportunity to evaluate areas of potential risk on issues pertinent to their particular functional responsibilities.
The Audit Committee has oversight responsibilities pertaining to a number of matters that involve potential risk to the Company, most notably, the Company’s financial reporting and internal controls, ERM functions, the internal audit function, matters reported through the Company’s Corporate Responsibility Hotline, guidelines and policies regarding financial risk assessment and management, and the performance of the Company’s independent auditors. In carrying out these responsibilities, the Audit Committee reviews, for example, the Company’s quarterly and annual financial statements and related SEC disclosures and auditor’s reports and communications, ERM structure and program, major risk exposures (including risks associated with catastrophe losses) and management assessments and controls, and internal audit plans and significant findings. The Compensation Committee has oversight responsibilities pertaining to the Company’s executive

Board and Corporate Governance

compensation and equity-based compensation programs. In carrying out these responsibilities, the Compensation Committee reviews performance goals and metrics under the Company’s cash incentive and equity-based compensation plans, compensation risk assessments and levels of ownership of the Company’s Common Stock by its executives.

Director Compensation

Director Compensation

2016 Annual Non-Employee Director Compensation Program
The following table shows the 2016 non-employee director compensation program:

Board/Committee/Position	Annual Chair Retainer($)	Annual Non-Chair Retainer($)	Meeting Attendance Fee ($)		Deferred Stock Unit Award ($)
Board of Directors	130,000	35,000	1,500		75,000	(1)
Audit Committee	27,000	12,000	2,000	(2)	—
Compensation Committee	15,000	8,000	—		—
Investment Committee	15,000	10,000	3,000	(2)	—
Nominating & Corporate Governance Committee	15,000	5,000	—		—

(1)
An annual deferred stock unit (“DSU”) award covering shares of Common Stock with a grant date value of $75,000 is automatically granted at the conclusion of each Annual Meeting to each non-employee director under the Company’s 2011 Omnibus Equity Plan (“Omnibus Plan”).

(2)	Meeting attendance fee is for each Committee meeting attended on a day other than a day when the Board of Directors meets.
The non-employee directors are eligible to defer up to 100 percent of the fees earned for service on the Board and Board committees under the Kemper Corporation Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”). For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section on page 49 under the heading Deferred Compensation Plan.
The DSUs granted to non-employee directors give the holder the right to receive one share of Common Stock for each DSU issued and are fully vested on the date of grant. Holders of DSUs are entitled to receive dividend equivalents in cash in the amount and at the time that dividends would have been payable if the DSUs were shares of Common Stock. Conversion of the DSUs into shares of Common Stock is deferred until the date the holder’s service on the Board terminates.
All directors are entitled to reimbursement for travel expenses incurred in attending Board and Board committee meetings and other Company business. Each of the Company’s directors, including any director who is also a member of management, is a party to an indemnification and expense advancement agreement with the Company, as permitted by the Delaware General Corporation Law. The provisions of these agreements are substantially the same as the indemnification provisions applicable to the directors under the Company’s Amended and Restated Bylaws (“Bylaws”) and Certificate of Incorporation, except that the agreements may not be amended or terminated without the written consent of the respective director.

Changes Made to Non-Employee Director Compensation for 2017

The Board revised certain components of the annual non-employee director compensation program, effective in the second quarter of 2017, to more closely align the structure and amounts with industry peers. Meeting attendance fees were eliminated. In addition, the grant date value of the equity component was increased to $110,000, and annual retainers for certain positions were increased to the following amounts: Chairman of the Board - $155,000; Non-Chair Members - $60,000; Audit Committee Chair - $33,000; Audit Committee Members - $15,000; and NCG Committee Members - $7,000.

Director Compensation

Director Compensation Table
The following table shows the compensation earned in 2016 based on the annual non-employee director compensation program in effect for 2016. The specific amount of fees earned and awards granted differs for individual directors based on the particular committees on which they sit, the dates they joined or departed from the Board and specific committees, and the variable fee structure for each committee and committee chairs versus non-chair members as shown in the table above on page 8.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash($)(1)	Deferred Stock Unit Awards($)(2)	All Other Compensation($)(3)	Total($)
George N. Cochran	98,500	75,000	2,222	175,722
Kathleen M. Cronin	82,115	75,000	2,222	159,337
Douglas G. Geoga	74,885	75,000	3,182	153,067
Thomas M. Goldstein	34,671	—	—	34,671
Lacy M. Johnson	24,196	—	—	24,196
Robert J. Joyce	164,500	75,000	3,182	242,682
Christopher B. Sarofim	65,000	75,000	3,182	143,182
David P. Storch	64,000	75,000	3,182	142,182

(1)
Fees shown were earned for service on the Board and/or Board committees and include any amounts deferred at the election of an individual Board member under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section under the heading Deferred Compensation Plan on page 49.

(2)
The amounts shown represent the aggregate grant date fair values of the annual DSU awards granted to the designated directors on May 4, 2016. Messrs. Goldstein and Johnson were not members of the Board until August 2016 and will not receive equity awards until May 2017. The grant date fair values for the annual DSU awards were based on the grant date closing price ($31.00) per share of Common Stock. For a discussion of valuation assumptions, see Note 10, Long-term Equity-based Compensation, to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K (“Annual Report) for the year ended December 31, 2016. Additional information about non-employee director DSU awards is provided in the narrative preceding this table.

For each non-employee director, the following table shows the total number of outstanding stock option shares and DSUs held as of December 31, 2016:

Name	Outstanding Option Shares as of 12/31/16(#)	Outstanding Deferred Stock Units as of 12/31/16(#)
George N. Cochran	9,179	2,920
Kathleen M. Cronin	8,000	2,920
Douglas G. Geoga	37,965	3,920
Thomas M. Goldstein	—	—
Lacy M. Johnson	—	—
Robert J. Joyce	17,179	3,920
Christopher B. Sarofim	16,000	3,920
David P. Storch	29,179	3,920

(3)	The amounts shown represent the amounts paid as dividend equivalents in connection with outstanding DSUs.

Proposal 1

Proposal 1: Election of Directors

Overview
Shareholders are being asked to elect nine directors. Directors serve for a term of one year or until the election of their successors, or as otherwise provided under the Bylaws. If any of the director nominees for election to the Board at the Annual Meeting (“Nominees”) named below declines or is unable to serve as a director (which is not anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons who may be nominated. A director Nominee will be elected if the number of votes cast “for” exceeds the number of votes cast “against” his or her election.

Business Experience of Nominees
The NCG Committee considers and recommends candidates for the Board. Each of the individuals selected to serve as a Nominee meets the standards for Board nominees as described above under the heading Selection of Board Nominees on page 4. The NCG Committee and the Board believe that each Nominee has demonstrated significant business achievements, ethical principles and commitment to serve the Company and its shareholders, and that the specific experience, qualifications, attributes and skills of each Nominee add to the collective ability of the Board to perform its duties and discharge its responsibilities with competence, professionalism and expertise.
The following is a summary of the background and public-company directorships held by each Nominee over at least the past five years, as well as some specific factors particular to such Nominee that, combined with the generally applicable factors noted above, led the Board to conclude that he or she should be selected as a Nominee for election to the Board at the Annual Meeting:

George N. Cochran

Mr. Cochran served as Chairman in the Global Financial Institutions Group at Macquarie Capital until his retirement in December 2014. Previously, he was the Chairman of Fox-Pitt Kelton Cochran Caronia Waller (“FPKCCW”) and a co-founder of its predecessor firm, Cochran Caronia Waller (“CCW”). FPKCCW was acquired by Macquarie Capital in November 2009. Prior to co-founding CCW, Mr. Cochran was an investment banker at Kidder Peabody & Co., where he headed the firm’s Insurance M&A and Financing Practice. He also served as Managing Director and Insurance Industry Head of Coopers & Lybrand Securities, LLC.
Mr. Cochran brings considerable insurance industry expertise to the Board, as well as substantial merger and acquisition knowledge specific to the industry. His experience in top leadership roles at several investment banking firms provides the Board with additional expertise in the areas of executive development and operational management. In addition, Mr. Cochran is a National Association of Corporate Directors (“NACD”) Governance Fellow and Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for directors and corporate governance professionals.

Age: 62 Director since: 2015

Proposal 1

Kathleen M. Cronin

Ms. Cronin is Senior Managing Director, General Counsel and Corporate Secretary for CME Group Inc. (“CME Group”), the world’s leading and most diverse derivatives marketplace. Before joining CME Group in November 2002, Ms. Cronin was in private practice at the law firm of Skadden, Arps, Slate, Meagher and Flom, where she was employed for more than ten years and focused her practice on corporate, securities offerings and transactional matters. From 1995 to 1997, Ms. Cronin served as Chief Counsel/Corporate Finance for Sara Lee Corporation.
Ms. Cronin’s role overseeing audit, compliance, regulatory and risk management functions at CME Group, and her experience in the areas of information security, corporate governance, corporate law and corporate finance, provide the Board with important knowledge and perspective on the challenges of doing business in a highly-regulated industry. Her background in these areas also makes her particularly well-suited to serve on the Audit and NCG Committees.

Age: 53 Director since: 2015

Douglas G. Geoga

Mr. Geoga is President and Chief Executive Officer of Salt Creek Hospitality, LLC, a privately-held firm engaged in making investments in the hospitality industry and providing related advisory services. Since 2013, Mr. Geoga has also served as the non-executive Chairman of the Board of Directors of Extended Stay America, Inc., the owner/operator of the Extended Stay America® Hotel chain, and ESH Hospitality, Inc., a related real estate investment trust, the common stock of which are traded together as paired shares. From October 2010 until the completion of an initial public offering of these two companies in November 2013, Mr. Geoga served as non-executive Chairman of the owner of the Extended Stay America Hotel chain. From October 2014 until October 2016, Mr. Geoga served as Chairman of Atlantica Investment Holdings Limited, which through affiliated companies is the second largest manager of hotels in Brazil. From October 2012 until September 2015, Mr. Geoga also served as Executive Chairman of Foundations Recovery Network, LLC, an owner and operator of residential and outpatient substance abuse treatment centers. From July 2006 until December 2009, Mr. Geoga’s primary occupation was serving as principal of Geoga Group, LLC, an investment and advisory consulting firm focused primarily on the hospitality industry. Until July 2006, Mr. Geoga served as the President of Global Hyatt Corporation, Hyatt Corporation and AIC Holding Co., which collectively operated the Hyatt chain of hotels throughout the world. From 2000 through 2005, Mr. Geoga served as the President of Hospitality Investment Fund, L.L.C., a privately-held firm which was engaged in making investments in lodging and hospitality companies and projects.
Mr. Geoga’s leadership roles at Extended Stay Hotels and Hyatt, both prominent companies in their industry, as well as his extensive experience in private business investment, brings to the Board the perspective of both an operating executive and one who is sophisticated in corporate investments and finance.

Age: 61 Director since: 2000

Proposal 1

Thomas M. Goldstein

Mr. Goldstein served as Senior Vice President, Chief Financial Officer, Protection Division of Allstate Corporation from April 2011 to June 2014. From 2009 to 2011, he served as a consultant to the financial services industry and pursued community bank acquisitions with The GRG Group LLC. Prior to that, he served as Managing Director and Chief Financial Officer for Madison Dearborn Partners from 2007 to 2009. From 1998 to 2007, Mr. Goldstein served in a number of executive and finance positions for LaSalle Bank Corporation, including Chairman, Chief Executive Officer, and President of ABN AMRO Mortgage Group and as Chief Financial Officer of LaSalle Bank Corporation. Before LaSalle Bank, he held a variety of positions with Morgan Stanley Dean Witter. Mr. Goldstein is also a director of Federal Home Loan Mortgage Corporation (Freddie Mac) and a member of the Board of Trustees of the Columbia Acorn Trust and the Wanger Advisors Trust.
Mr. Goldstein offers extensive experience in the financial services industry to the Board. His prior roles as a chief financial officer and manager of acquisitions provides the Board with additional insight into these critical corporate areas.

Age: 58 Director since: 2016

Lacy M. Johnson

Mr. Johnson is a partner with the Ice Miller LLP law firm, where he has practiced since January 1993. His primary practice areas focus on public affairs services and he serves as co-chair to the firm’s Public Affairs and Gaming Group. Before joining Ice Miller, Mr. Johnson served as Attorney, Government Relations Services, Sagamore-Bainbridge, Inc., Director of Security for the Indiana State Lottery, liaison with the Indiana General Assembly, and Lt. Colonel and deputy superintendent for Support Services for the Indiana State Police. Mr. Johnson is a Democratic National Committeeman and former Lt. Commander of the United States Naval Intelligence Reserves.
Mr. Johnson’s background in public affairs and government relations brings unique perspective to the Board. In addition, Mr. Johnson provides the Board with legal acumen gained over his twenty years of legal practice in a private law firm.

Age: 64 Director since: 2016

Robert J. Joyce

Mr. Joyce has served as Chairman of the Board of Directors of the Company since November 2015. Mr. Joyce served as Chairman and Chief Executive Officer of Westfield Group from July 2003 to January 2011, and as Executive Chair of Westfield’s Board from January 2011 until his retirement in March 2012. Westfield Group is privately-held and provides a broad portfolio of insurance and financial services. Mr. Joyce also served as Chairman of Westfield Bank from December 2001 to April 2010. Prior to joining Westfield in 1996, Mr. Joyce held various senior leadership positions with Reliance Insurance Group, and previously worked as a certified public accountant. Mr. Joyce served as a U.S. Navy Captain and is a veteran of Desert Storm and Desert Shield.
Mr. Joyce brings substantial leadership experience and insurance industry expertise to the Board. Mr. Joyce also gained valuable acumen and skills for his role as Chairman of the Company’s Board through his years of service as Chairman of the Board at Westfield. In addition, Mr. Joyce served on the Board of Governors of the Property Casualty Insurers Association of America and is a past chair of that organization. He also served as a Trustee of the Griffith Insurance Education Foundation and on the Board of the National Association of Independent Insurers.

Age: 68 Director since: 2012

Proposal 1

Joseph P. Lacher, Jr.

Mr. Lacher has served as President and Chief Executive Officer of the Company since November 2015. Mr. Lacher previously served in other senior executive roles in the insurance industry. From November 2009 to July 2011, Mr. Lacher was President of Allstate Protection, a unit of Allstate Corporation, where he led the company’s property and casualty offerings serving more than seventeen million American households. Prior to Allstate, Mr. Lacher spent eighteen years at The Travelers Companies, Inc., most recently serving as Executive Vice President - Personal Insurance from 2002 to 2009 and additionally as Executive Vice President - Select Accounts from 2006 to 2009.
Mr. Lacher’s senior executive experience in the insurance industry brings valued expertise and perspective to the Board. In his role as the Company’s Chief Executive Officer, he fills a critical role as liaison between the Board and the members of the Company’s executive and operational teams. His strong industry background and insights complement the broad business backgrounds and skills of the other members of the Board.

Age: 47 Director since: 2015

Christopher B. Sarofim

Mr. Sarofim is the Vice Chairman and a member of the Board of Directors of Fayez Sarofim & Co., a registered investment advisory firm. Mr. Sarofim joined the firm in 1988 and has been a member of its Board since August 2014. He is a member of the firm’s Executive, Finance and Investment Committees, and is also the President of the firm’s foreign advisory business, Sarofim International Management Company. Mr. Sarofim shares portfolio management responsibilities for numerous separate accounts advised by the firm, as well as several Dreyfus Corporation mutual funds. Prior to joining Fayez Sarofim & Co., he was employed with Goldman, Sachs & Co. in corporate finance.
Mr. Sarofim offers the Board extensive experience in the investment world, gained with one of the nation’s premier investment advisory firms. With his financial background and investment advisory experience, Mr. Sarofim is particularly well-suited to serve on the Investment Committee and provides the Board financial market and securities analysis expertise, key aspects in the management of the Company’s investment portfolio.

Age: 53 Director since: 2013

David P. Storch

Mr. Storch is currently Chairman of the Board, President and Chief Executive Officer of AAR Corp., a leading provider of aviation services to the worldwide commercial aerospace and government/defense industries. Mr. Storch has served as AAR’s Chairman of the Board and Chief Executive Officer since October 2005, and additionally as President since July 2015. He previously served various terms as AAR’s President, Chief Executive Officer and Chief Operating Officer between 1989 and 2007. Mr. Storch is also a director of KapStone Paper and Packaging Corporation, a leading North American producer of unbleached kraft paper and corrugated packaging products. Mr. Storch served as Lead Director of the Company’s Board from August 2012 to November 2015.
Mr. Storch brings the Board substantial leadership expertise and skills. His experiences as Chairman of the Board and Chief Executive Officer of a large multinational public corporation, an executive responsible for business development, a board member of another public company and a business leader in his industry, offer the Board broad and unique perspectives and hands-on knowledge of the challenges of running a public company.

Age: 64 Director since: 2010

Proposal 1

Required Vote
Under the Company’s Bylaws, if a quorum is present, each Nominee will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of shares voted “FOR” a Nominee exceeds the number of shares voted “AGAINST” such Nominee. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the foregoing purpose, and will have no effect on the election of Nominees. If a Nominee who is an incumbent director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, the Company’s Bylaws require that such director must promptly tender his or her resignation to the Board following certification of the vote.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “For” the Election of all Nominees for Director in Proposal 1.

Audit Matters

Audit Matters

Audit Committee Report
This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes. The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with the Company’s management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on whether, the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board.
In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2016. The Audit Committee has also discussed with Deloitte & Touche, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received from, and discussed with, Deloitte & Touche its written disclosures and letter regarding its independence required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee regarding independence and has discussed with Deloitte & Touche its independence.
In reliance on these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

Audit Committee of the Board of Directors of Kemper Corporation

George N. Cochran, Chair
Kathleen M. Cronin
Douglas G. Geoga
Thomas M. Goldstein
Robert J. Joyce

Audit Matters

Independent Registered Public Accountant

Independent Registered Public Accountant Fees for 2016 and 2015
Deloitte & Touche, a registered public accountant with the PCAOB, served as the Company’s independent registered public accountant for and during the years ended December 31, 2016 and 2015. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2016 and 2015:

Fee Type	2016	2015
Audit Fees	$3,997,234	$4,484,132
Audit-Related Fees	40,900	31,900
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$4,038,134	$4,516,032
Audit Fees in 2016 and 2015 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2016 and 2015 fiscal years. Audit-Related Fees in 2016 and 2015 relate to fees for the audit of one of the Company’s employee benefit plans.

Pre-Approval of Services by Independent Registered Public Accountant
Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including the pre-approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Pre-approval of non-audit services may be delegated to the Chair of the Audit Committee. All services provided to the Company by Deloitte & Touche in 2016 and 2015 were pre-approved by the Audit Committee.

Proposal 2

Proposal 2: Advisory Vote to Ratify Selection of the Independent Registered Public Accountant

Overview
The Audit Committee considered the performance and qualifications of Deloitte & Touche and has reappointed Deloitte & Touche to serve as the Company’s independent registered public accountant for the fiscal year 2017, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, represents good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the integrity of the Company’s financial statements.
The vote is advisory, which means that the vote is not binding on the Company, the Board or the Audit Committee. The affirmative vote of a majority of the votes cast with respect to the proposal is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2017 fiscal year. In the event that the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.
It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote
If a quorum is present, the selection of Deloitte and Touche as the Company’s independent registered public accountant for 2017 will be ratified by the affirmative vote of the majority of votes cast, meaning that the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “For” Proposal 2.

Executive Compensation

Executive Compensation

Executive Officers
The following narratives summarize the business experience over at least the last five years of the Company’s current executive officers, other than Mr. Lacher, whose business experience was described above in the Business Experience of Nominees section on page 13. The positions described below as being with the Company may have been held with Kemper or one or more of its subsidiaries. The executive officers serve at the pleasure of the Board.

John M. Boschelli, Senior Vice President and Chief Investment Officer, 48
Mr. Boschelli assumed his current position with the Company in May 2015. Mr. Boschelli served as Vice President and Chief Investment Officer of the Company from May 2009 to May 2015. Mr. Boschelli served as the Company’s Treasurer from February 2002 to May 2009, as Assistant Treasurer from December 1999 to February 2002 and in various other positions from December 1997 to April 1999.

Charles T. Brooks, Senior Vice President, Operations & Systems, 50
Mr. Brooks joined the Company in May 2016 as Senior Vice President & Chief Information Officer and assumed his current position in March 2017. Prior to joining the Company, Mr. Brooks served as the Global Operations and Technology Officer for ACE Limited (now Chubb), a position he held from August 2011 to December 2015. From February 2009 to August 2011, Mr. Brooks served as Senior Vice President/Head, Member and Plan Sponsor Services for Aetna. Mr. Brooks previously served as Senior Vice President, Operations and Chief Information Officer, Personal Lines for Travelers from December 2003 to February 2009 and as Partner, Financial Services - Insurance Practice at Accenture from June 1998 to December 2003.

George “Chip” D. Dufala, Jr., Senior Vice President and President, Property & Casualty Division, 45
Mr. Dufala joined the Company in July 2016.  Prior to joining the Company, Mr. Dufala served as Executive Vice President, Services at Erie Insurance Group, a position he held from September 2010 to July 2016. Mr. Dufala previously served as a Senior Vice President and held various other management positions during his tenure with Erie Insurance Group that began in 1993.

Mark A. Green, Senior Vice President and President, Life & Health Division, 49
Mr. Green joined the Company in May 2016. Prior to joining the Company, Mr. Green held various executive positions with Allstate Corporation, from March 2009 to May 2016, and most recently served as President-Encompass Insurance Company from August 2015 to May 2016. During his tenure with Allstate, he also served as President-Allstate Dealer Services, President-Ivantage and Senior Vice President-Allstate Financial. Prior to Allstate, Mr. Green served as Chief Risk Officer/Executive Vice President with AIX Group from July 2005 to March 2009. He previously served as Vice President-Wells Fargo Insurance Services from July 2003 to July 2005, Vice President of Chubb Financial Solutions from July 2002 to July 2003 and served in various management roles at Swiss Re from July 1995 to July 2002.

C. Thomas Evans, Jr., Senior Vice President, Secretary and General Counsel, 58
C. Thomas Evans, Jr., assumed his current position with the Company in May 2016. Mr. Evans served as the Company’s Vice President, General Counsel and Secretary from May 2015 to May 2016 and as Secretary and Associate General Counsel from May 2011 to May 2015. Mr. Evans served as the Company’s Assistant General Counsel from May 2002 to May 2011 and as Counsel from April 1992 to May 2002. Before joining the Company in 1992, Mr. Evans was in private practice with the law firm of Winston & Strawn, where his practice focused on commercial litigation.

James J. McKinney, Senior Vice President and Chief Financial Officer, 37
Mr. McKinney joined the Company in November 2016. Prior to joining the Company, Mr. McKinney served as Executive Vice President, Chief Financial Officer for Banc of California from November 2015 to November 2016 and as Executive Vice President, Chief Accounting Officer from September 2015 to November 2015. From November 2012 to July 2015, Mr. McKinney held senior executive positions with International Lease Finance Corporation, a unit of AerCap Holdings N.V.,

Executive Compensation

where he served most recently as Vice President, Controller and previously as Vice President, Principal Accounting Officer and Global Corporate Controller. Mr. McKinney previously held several senior financial positions with RBS Citizens Asset Finance from June 2004 to November 2012, most recently as Vice President, Head of Balance Sheet Management, Operations & Strategy.

Christine F. Mullins, Senior Vice President and Chief Human Resources Officer, 58
Ms. Mullins joined the Company in November 2016. Prior to joining the Company, Ms. Mullins served as a Partner at CEO.works from January 2015 to October 2016. From April 2008 to December 2014, Ms. Mullins served in a number of executive human resource positions at Zurich Insurance Group, most recently as Head of HR Strategy and Global Services from November 2012 to December 2014. She previously served as Human Resource Chief Operating Officer and Director of Human Resources Transformation for Zurich from June 2011 to November 2012. Prior to joining Zurich, Ms. Mullins held various executive and management positions with Motorola, Inc. from 1979 to 2008.

Richard Roeske, Vice President and Chief Accounting Officer, 56
Mr. Roeske assumed his current position with the Company in January 2001 and has served as the Company’s Chief Accounting Officer since August 1999. Additionally, for portions of 2010 and 2016, Mr. Roeske served as the Company’s Interim Chief Financial Officer. Mr. Roeske also held various accounting positions within the Company from January 1990 to August 1999.

Discussion of Compensation Committee Governance

Compensation Committee Authority and Delegation
The scope and authority of the Compensation Committee is described in the Corporate Governance section above and is set forth in the committee’s charter, which is posted under Governance on the Company’s website at kemper.com.
The Compensation Committee has authority to retain outside compensation, legal, accounting or other advisors to assist the committee in its evaluation of executive compensation, and to approve the fees and other terms of retention of such advisors. Under the terms of its charter, the Compensation Committee may delegate to subcommittees such power and authority as it deems appropriate, except where delegation is inconsistent with applicable legal requirements. However, the Compensation Committee does not presently have any subcommittees and no such delegations have been made.
The Compensation Committee has delegated authority to the Company’s CEO to grant a limited number of awards under the Omnibus Plan, designate the recipients of such awards, and determine the size, terms and conditions of such awards. The delegated authority covers only new hire, promotional and retention awards to employees other than the Company’s officers who are required to file reports of their beneficial ownership of shares of Common Stock under Section 16 of the Exchange Act. The delegated authority has been used sparingly and is regularly monitored by the Compensation Committee; more information about this authority and awards thereunder is included below under the heading Delegated Authority in the Compensation Discussion and Analysis section (“CD&A”) on page 36.

Compensation Committee Process Overview
The Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and of the compensation paid to the Company’s executive officers and directors. Annual reviews have historically started at the Compensation Committee meeting held in the last quarter of each year, with compensation determinations for the Company’s executive officers approved at its first quarter meeting of the following year. At or prior to its first quarter meeting, the Compensation Committee makes decisions on:

•	annual compensation of the Company’s executive officers;

Executive Compensation

•
determination of the amounts of any annual cash incentives payable for the prior year, including validation of performance results for determining any payouts under performance-based cash and equity-based compensation awards granted in prior years;

•	any changes to the Company’s executive compensation plans and programs;

•	determinations as to the current-year base salary and equity-based compensation awards; and

•	selection and weighting of specific performance criteria applicable to current-year annual cash incentive awards.
Also at its first quarter meeting each year, the Compensation Committee generally approves recommendations to the Board for any changes to the non-employee director compensation program.

The Role of Compensation Consultants
The Compensation Committee has engaged the services of independent compensation consultants in connection with its annual executive compensation review and for such additional services as it has deemed necessary from time to time. The Compensation Committee engaged Exequity LLP (“Exequity”) as its independent compensation consultant for its deliberations on 2016 executive officer and non-employee director compensation, as well as its determinations related to incentive awards payable to the executive officers for 2015 performance. The Compensation Committee directed Exequity to provide the committee with benchmarking data based on comparable companies in the insurance industry for certain executive officer positions, data and practices with respect to non-employee director compensation, and advice on current trends and developments related to executive compensation matters in the context of annual shareholder meetings and proxy disclosures. The involvement of Exequity in the 2016 executive compensation decision-making process is described in more detail below in the discussion under the heading Benchmarking Analysis in the CD&A.
In August 2016, the Compensation Committee retained Pay Governance LLC (“Pay Governance”) as its new independent compensation consultant in connection with 2017 executive officer and director compensation. Accordingly, Pay Governance provided the committee with benchmarking data for its reference in making decisions on 2017 executive officer and non-employee director compensation, as well as guidance related to the committee’s determinations of incentive awards payable to the executive officers for 2016 performance.
Before retaining Exequity and Pay Governance as its consultants, the Compensation Committee considered each firm’s independence and concluded that no factors existed with either firm that presented any independence issues or conflicts of interest under applicable rules of the NYSE or SEC.

The Role of Executive Officers
The CEO plays an important role in the decision-making process with regard to annual compensation for the other executive officers by providing performance assessments and making compensation recommendations to the Compensation Committee. The CEO provides annual recommendations on:

•	salary changes;

•	amount of any annual cash incentives;

•	amount and components of equity-based compensation awards to the other members of senior management; and

•	specific performance criteria applicable to awards under the Company’s cash incentive and equity-based compensation programs.

Executive Compensation

The Compensation Committee considers these recommendations and meets with the CEO to discuss their rationale and strategy. The Compensation Committee views its role with regard to the compensation of the other executive officers as collaborative, giving due consideration to the CEO’s knowledge and judgment in making compensation recommendations.
Historically, the Chief Financial Officer has also been involved in the annual compensation decision-making process for any executive officer who reports directly to him by providing performance assessments and making compensation recommendations to the CEO for consideration by the Compensation Committee. Additionally, at the request of the Compensation Committee, the Company’s management provides data to the committee’s compensation consultant about the Company’s cash and equity-based compensation programs, employee benefit and retirement plans and the compensation and stock holdings of the Company’s executive officers.
Non-employee director compensation is determined exclusively by the Board, after considering the Compensation Committee’s recommendations. The Company’s executive officers are not involved in the process of analyzing and determining compensation for the non-employee members of the Board, except the CEO, who participates as a Board member when non-employee director compensation is considered and determined by the Board.

Compensation Discussion and Analysis

Executive Summary

Background

In November 2015, the Board of Directors hired Mr. Lacher as the Company’s President and CEO with a mandate to assess the Company’s business and strategy to position the Company for long-term success, improve the financial performance of the Company and drive cultural changes necessary to accomplish these objectives. Over the course of 2016, working collaboratively with the Board, Mr. Lacher assessed the capabilities of the senior management team in light of his mandate, resulting in the following changes that are reflected in this CD&A and the accompanying tables:

•	The recruitment of a number of new senior executives from outside of the Company, along with the exiting of several senior Kemper executives; and

•	The retention of several long-term Kemper executives as part of the new management team.

In addition, the Compensation Committee and the new management team undertook a re-evaluation of the executive incentive programs in place at Kemper to ensure the programs supported the necessary cultural change within the Company and also incentivized improved Company performance. The new incentive programs have the following major characteristics:

•
The annual performance-based cash incentive program (“Annual Incentive Program”) for 2016 provides annual cash awards to participants based on achievements of a number of key financial metrics, both corporate and business unit focused, with significant awards for high achievement and low or no awards for lower or under achievement of goals and objectives. The Annual Incentive Program compares with prior-year plans as follows:

◦	The Annual Incentive Program has a higher allocation of incentive compensation to the highest performing and most impactful participants than in prior years.

◦
The performance incentive program in place in prior years relied on a formulaic determination of performance and provided payouts across a narrower range than the Annual Incentive Program, with less differentiation between high and low performers.

◦
The Annual Incentive Program and similar incentive programs the Company intends to use in 2017 and beyond will convey the level of performance expectations in those years and set a cultural tone for performance intended to motivate improved Company performance.

Executive Compensation

◦
The multi-year cash incentive program in place in prior years was eliminated, with the funds used to provide additional resources for annual cash incentives while controlling total compensation expenses.

•	The 2016 equity-based compensation program was revised from past years, and while continuing to be entirely performance-based, is focused on key objectives as follows:

◦	Performance-based restricted stock units (“RSUs”) are used to motivate achievement measured by:

▪	Kemper’s relative total shareholder return versus a peer group of insurance companies over a three-year performance period (“Relative TSR”), an important measure for shareholders; and

▪
Adjusted return on equity (“ROE”) achievement, also over a three-year performance period (“Three-Year Adjusted ROE”), which will be a key measure of the overall success of efforts to improve Kemper’s financial performance.

◦	Stock options continue to be used to motivate the achievement of absolute gains in share price, thereby aligning interests of employees with shareholders.

Each of the current incentive programs is discussed in more detail in this CD&A, along with legacy programs granted in past years. Any earnings under cash incentive awards granted prior to 2016 will be determined by the end of 2017 and paid out in early 2018.

2016 Executive Pay Decisions

As discussed below, 2016 represented a transitional year in terms of significant executive personnel changes, various management actions to resolve outstanding legacy issues, and investments and other steps intended to result in improved performance in future years. Management and the Compensation Committee gave due consideration to these transitional factors in making incentive compensation decisions with respect to 2016. These transitional factors included the following:

•	The executive team changeover, with some executives exiting and others joining the Company:

◦	The executives exiting Kemper received severance pay; and

◦
The incoming executives were provided with compensation designed to attract them to Kemper, including equity-based awards upon joining the Company and, in some cases, cash payments and/or guaranteed incentives for specific timeframes.

•	Partial work years for the newly-recruited executives.

•
Recognition that 2016 was a year of transition in which certain actions were taken to address prior-year issues, including the important steps taken toward resolving certain significant legal and regulatory matters confronting the Company’s life insurance business.

•	Outstanding multi-year cash incentive awards held by continuing executives, which were determined in accordance with formulas established prior to the Company’s change in leadership.

Recent Executive Officer Changes
As noted above, there were significant changes to the executive management team in 2016 as the Company hired the following individuals to lead the Company’s two business segments and to run the Company’s information technology, human resources and financial operations:

•	Charles Brooks joined in May 2016 as Senior Vice President & Chief Information Officer;

Executive Compensation

•	Mark Green joined in May 2016 as President of the Company’s Life & Health Division;

•	Chip Dufala joined in July 2016 as President of the Company’s Property & Casualty Division;

•	Christine Mullins joined in October 2016 as Senior Vice President & Chief Human Resources Officer; and

•	James McKinney joined in November 2016 as Senior Vice President & Chief Financial Officer.
In addition to performing his duties as Chief Accounting Officer, Richard Roeske served as Interim Chief Financial Officer for the Company starting in September 2016 in place of Frank Sodaro and ending when Mr. McKinney joined the Company in November.

Executive Compensation Program Features
Important features of the executive compensation program and related Company policies continue to include:

•	Incentive plans with significant at-risk compensation based on a mix of short-term and long-term goals:

◦	Performance-based cash incentives;

◦	Equity-based compensation program with stock options and three-year performance-based RSUs;

•	Grant agreements with executive officers that include:

◦	Clawback clauses for the recoupment or forfeiture of compensation in the event of certain accounting restatements or as otherwise required by applicable law or Company policy;

◦	A double-trigger standard in the event of termination in connection with a change in control;

•	No excise tax gross-ups; and

•	Policies prohibiting directors and employees who receive equity-based compensation awards from participating in:

◦	Hedging transactions limiting risks from decreases in the price of the Company’s Common Stock; and

◦	Pledging arrangements involving Company securities.

Allocation of Specific Elements of Compensation
The basic objective of the Company’s executive compensation program is to attract, retain and motivate the performance of the Company’s executives by providing compensation packages that include reasonable and competitive direct compensation structured to reward its executives for increasing shareholder value. The Company’s executive officers receive a few perquisites and are eligible to participate in employee health and welfare benefits and retirement plans offered by the Company.
Appropriately calibrated salaries are important in achieving the Company’s objective of attracting and retaining superior executive talent. The executives’ responsibilities and experience are taken into account in determining their salaries, as is compensation paid by competitors for similar positions, as is the Company’s emphasis on performance-based incentive compensation. The Annual Incentive Program furthers the fundamental principle of linking compensation to Company performance and the creation of shareholder value.

Equity-based compensation is considered another key source of contingent compensation intended to further align management incentives with shareholder interests. The Compensation Committee strongly believes that equity-based incentives, including stock options and performance-based RSUs, provide an effective means of motivating shareholder-focused behavior by key executives. In addition, time-based RSUs have been granted to certain executives upon their joining the Company.

Executive Compensation

Compensation Strategy and Analysis

General Strategy

In its deliberations on executive compensation, the Compensation Committee considers cash and equity-based compensation in light of their consistency with the Company’s underlying principles and objectives, the total value to individual executives and the cost to the Company. In addition, the committee endeavors to align executive compensation with long-term shareholder interests. Executive compensation decisions incorporate the following approach by the Compensation Committee:

•
Obtain a clear understanding of the business strategies and objectives of the Company, and the reasoning and recommendations of senior management for motivating their key subordinates. The Compensation Committee believes it is important and appropriate to give serious consideration to the views of senior management who run the Company and supervise key managerial employees;

•
Consider, with the assistance of its independent compensation consultant, industry data on levels of executive compensation for similar positions at similar companies in the insurance industry to assess the extent to which the Company’s pay practices may vary from industry practices and determine whether any noted variances are reasonable, appropriate and purposefully designed to successfully attract and retain skilled executives in a highly competitive marketplace;

•	Provide an annual cash incentive program structured to significantly incent and reward exceptional annual financial and operational performance; and

•
Reward results through equity-based long-term incentives focused on the achievement of Relative TSR, Three-Year Adjusted ROE and absolute share price appreciation, while encouraging and monitoring senior management’s stock retention.

Benchmarking Analysis

As part of its executive compensation review for 2016, the Compensation Committee considered two benchmarking analyses presented by Exequity. The first analysis compared the compensation components of salary, actual annual incentives, long-term incentives, and total compensation of the Company’s CEO, Chief Financial Officer and General Counsel, to an analysis of pay programs from the proxy statements filed by a selected peer group (“Proxy Group”). The positions of the CEO, Chief Financial Officer and General Counsel were matched, to the extent these positions were disclosed by the companies in the Proxy Group, and compensation data was based on disclosures in proxy statements filed in early 2015. Long-term incentives were annualized and valued using the Exequity valuation methodology.

The Proxy Group, selected by Exequity with input from management and approved by the Compensation Committee, consisted of eighteen publicly-traded companies in the insurance industry with profiles similar to the Company’s based on information disclosed in their proxy statements. The Proxy Group companies generally had a majority of operations in the property and casualty insurance industry, and the variations in their revenues, assets and market capitalization were considered when the group was selected.

The following companies were included in the Proxy Group:

Executive Compensation

Alleghany Corporation	Horace Mann Educators Corporation
American National Insurance Company	Infinity Property and Casualty Corporation
Argo Group International Holdings, Ltd.	Mercury General Corporation
W.R. Berkley Corporation	OneBeacon Insurance Group, Ltd.
Cincinnati Financial Corporation	The Progressive Corporation
FBL Financial Group, Inc.	RLI Corp.
First American Financial Corporation	Selective Insurance Group, Inc.
The Hanover Insurance Group, Inc.	Torchmark Corporation
HCC Insurance Holdings, Inc.	White Mountains Insurance Group, Ltd.

The second benchmarking analysis presented by Exequity considered the compensation components of salary, target bonus, long-term incentives and total compensation for the Company’s CEO, Chief Financial Officer, General Counsel, Chief Investment Officer and Group Executives with the compensation for comparable positions at companies within two peer groups of U.S.-based insurance companies participating in Equilar’s Top 25 Survey (“Equilar Survey”). The first insurance peer group consisted of all U.S.-based insurance companies in the Equilar Survey, excluding U.S.-based subsidiaries of foreign companies and mutual insurance companies without publicly-available size data (“All Insurance Peer Group”). The second insurance peer group consisted of a subset of the All Insurance Peer Group with book values of assets between one-third and three times the Company’s book value of assets (“All Insurance Peer Subgroup”).

The following companies were included in the All Insurance Peer Group; those designated with an asterisk comprise the All Insurance Peer Subgroup:

Aflac Incorporated	Liberty Mutual Holding Company Inc.
The Allstate Corporation	Lincoln National Corporation
American Family Mutual Insurance Company	Markel Corporation
Aon plc	Mercury General Corporation*
Arthur J. Gallagher & Co.*	The Navigators Group, Inc.*
Aspen Insurance Holding Limited*	New York Life Insurance Company
Assurant, Inc.*	The Northwestern Mutual Life Insurance Company
The Chubb Corporation	Primerica, Inc.*
CNA Financial Corporation	Principal Financial Group Inc.
CNO Financial Group, Inc.*	Prudential Financial, Inc.
EMC Insurance Group Inc.	Reinsurance Group of America, Incorporated
Erie Indemnity Company	RLI Corp.*
First American Financial Corporation*	Symetra Financial Corporation*
The Hanover Insurance Group, Inc.*	Torchmark Corporation*
The Hartford Financial Services Group, Inc.	The Travelers Companies, Inc.
HCC Insurance Holdings Inc.*	Unum Group

The Compensation Committee used the benchmarking data as a test of the reasonability of the compensation paid to the Company’s executive officers. In evaluating the benchmarking data, the Compensation Committee did not follow a rigid process, establish specific pay objectives in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median) or use the data as part of specific formulas when making compensation determinations for these executives. Instead, the Compensation Committee considered the benchmarking analysis as a means of identifying any outliers and determining whether the levels of compensation provided to the CEO and other executive officers are within appropriate ranges in comparison to comparable companies.

Executive Compensation

The benchmarking data was also subjectively considered by the Compensation Committee as an additional point of reference in its deliberations on compensation levels for these executives, along with other factors such as Company performance, individual performance and the Company’s compensation philosophy and objectives. The Compensation Committee believes the Company’s executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.

Annual Determination of Specific Compensation
This section provides a discussion of the 2016 compensation provided to the Company’s executive officers whose compensation is disclosed in the Summary Compensation Table on page 40 (“Named Executive Officers” or “NEOs”) and the additional compensation tables on subsequent pages.

Salaries
The Compensation Committee determined Mr. Lacher’s salary in connection with his retention as CEO in November 2015, considering available benchmarking information provided by Exequity. In connection with Messrs. Dufala, Green and McKinney joining the Company, their salaries were recommended by the CEO, authorized by the Compensation Committee Chair and approved by the committee. The Compensation Committee reviewed the salaries for the other executive officers at its meeting in February 2016 and considered the recommendations made by the CEO based on his assessment of the individual’s job performance and contributions, relevant benchmarking analysis and observations of the committee with respect to the individual’s job performance. The executive officer performance assessments included certain subjective considerations and were not limited to specific formulaic goals or other objective factors, which were also considered. Following its review and discussion, the Compensation Committee approved salaries for Messrs. Boschelli, Roeske and Sodaro at their 2015 levels.
The annualized salaries approved for all NEOs in 2016 are shown in the following table:

Name	Salary ($)
Joseph P. Lacher, Jr	750,000
James J. McKinney	450,000
John M. Boschelli	400,000
George D. “Chip” Dufala, Jr.	485,000
Mark A. Green	420,000
Richard Roeske	371,000
Frank J. Sodaro	450,000

Performance-Based Cash Incentives and Equity Awards

Since each NEO holds a position that provides strategic direction, requires critical decision-making and affects the overall financial results of the Company, the Compensation Committee believes:

•	A material percentage of their compensation should be linked to Company performance; and

•	Greater responsibilities should lead to more opportunities for incentive compensation.

Accordingly, cash incentives and equity-based awards linked to the outcome of Company financial metrics comprise a significant portion of each NEO’s compensation. As previously noted, the Annual Incentive Program differs from prior-year programs in terms of allocating a larger percentage of awards to the highest performing and most impactful participants, with a lesser emphasis on formulaic individual awards. In addition, multi-year cash incentive awards included in prior-year programs have been eliminated.

Executive Compensation

Annual Cash Incentives for 2016

Executive Performance Plan

Annual incentives under the Executive Performance Plan (“EPP”) are determined using a multi-step process:

•
A total incentive pool is determined under the formula approved by the Compensation Committee pursuant to the EPP, which is shareholder approved and designed to allow maximum tax deductibility of the incentive payouts; and

•
Maximum payouts to EPP participants are set based on pre-approved allocations of the incentive pool, with actual payouts to the NEOs determined in accordance with the Annual Incentive Program based on achievement against key performance results as well as the discretionary judgment of the Compensation Committee and, for the other executive officers, the CEO.

The material terms of the performance goals under the EPP were approved by shareholders at the 2014 Annual Meeting. The EPP is intended to serve as an “umbrella” plan and potential funding vehicle for annual cash incentives to ensure full tax deductibility of cash incentives paid to officers who are subject to Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 and its accompanying regulations (“Internal Revenue Code”), which includes the Chief Executive Officer and the other three executive officers, other than the Chief Financial Officer, who are identified as NEOs in the proxy statement for the year following the end of the performance period based upon their compensation for the performance period. Annually, the Compensation Committee approves the formula determining the funding of the annual cash incentive pool (“EPP Incentive Pool”) for the following year, and the maximum percentage of the pool that may be allocated to individual participants under the plan.

At its meeting in February 2016, the Compensation Committee approved the formula for 2016 annual incentive awards under the EPP based on pre-tax operating income from continuing operations for the performance period ending on December 31, 2016. The formula for the 2016 EPP Incentive Pool was set as follows:

Formula for 2016 EPP Incentive Pool
7% of Income from Continuing Operations before Income Taxes as reported in the Company’s financial statements for 2016, modified as follows to take into account items the Compensation Committee deems not indicative of the Company’s core operating performance:

(a) adjust Actual Catastrophe Losses and LAE to equal Expected Catastrophe Losses and LAE (italicized terms defined below);

(b) adjust Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings (italicized terms as reported in the Company’s 2016 financial statements) to equal Expected Net Realized Gains on Sales of Investments and Expected Net Impairment Losses Recognized in Earnings (italicized terms defined below);

(c) exclude significant unusual judgments or settlements in connection with the Company’s legal contingencies or defined benefit pension plans; and

(d) exclude additional significant unusual or nonrecurring items as permitted by the EPP.

The terms as used above were defined as follows:

•
Actual Catastrophe Losses and LAE means the actual Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, as reported in the Company’s management reports for the relevant time period.

•
Expected Catastrophe Losses, Expected Net Realized Gains on Sales of Investments, and Expected Net Impairment Losses Recognized in Earnings means the amounts specified in the Company’s management reports as “Planned” or

Executive Compensation

“Expected” for the 2016 annual performance period for, respectively: (a) Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, (b) Net Realized Gains on Sales of Investments, and (c) Net Impairment Losses Recognized in Earnings.

Also at its meeting in February 2016, the Compensation Committee approved the following allocations of any resulting 2016 EPP Incentive Pool to determine the maximum annual cash incentive payable to the plan participants:

•	40% to the Chief Executive Officer; and

•	20% to each of the other officers subject to Section 162(m).
At its meeting in February 2017, the Compensation Committee certified the performance results under the 2016 EPP Incentive Pool formula and determined the amount of the 2016 EPP Incentive Pool to be $9,330,000. The Compensation Committee determined the maximum incentive amounts for the participating NEOs pursuant to the previously-approved 2016 EPP Incentive Pool allocations. The CEO exercised negative discretion to recommend awards less than the maximum amounts to Messrs. Boschelli, Dufala and Green, which awards were subsequently approved by the Compensation Committee. Likewise, the Compensation Committee exercised negative discretion in approving the award for Mr. Lacher.

2016 Annual Incentive Program
As previously noted, the Annual Incentive Program is a cash incentive program that replaced the Company’s prior program that included both annual and multi-year components. Implementation of the new program began with the establishment of an initial pool for participating employee groups. The initial pool was established in an amount estimated to be comparable to amounts paid out under prior year plans for like performance. The initial pool was then adjusted for overall business performance, after consideration of qualitative and quantitative metrics and the achievement of strategic projects.

The adjusted pool was allocated to the participating groups and distributed in individual awards based on performance. Initial recommendations were reviewed for calibration across function, organizational level, sub-businesses and other relevant factors, with a goal of determining individual awards relative to results delivered and differentiated performance.

In determining awards under the Annual Incentive Program for the Company’s NEOs, the Compensation Committee, with the guidance of Pay Governance, considered both qualitative criteria and quantitative financial performance measures, as well as the transitional nature of the 2016 performance year. The Compensation Committee did not use a formula or assign any particular relative weighting to any performance measure. The committee believes a strictly formulaic approach to incentive payments is not appropriate in the insurance industry and not an appropriate substitute for the committee’s deliberation and business judgment. The level of achievement of any particular financial or operational measure in a given year neither guarantees nor precludes the payment of an annual cash incentive, but is considered by the Compensation Committee as a factor along with any additional information available to it at the time, including financial and economic market conditions in general.

The Compensation Committee applied its judgment to the following qualitative factors considered in its overall assessment:

•	Progress on the strategic re-positioning of the Company, including progress toward achieving the Company’s objective of improved financial performance;

•	Progress toward effecting the cultural change needed to sustain high performance levels going forward;

•	Progress toward resolving the significant regulatory matter confronting the Company’s life insurance business;

•	Progress toward improving the Company’s nonstandard automobile business;

•	Effective management of risk and expenses; and

Executive Compensation

•
Overall performance of the executive, based upon the judgment of the committee and the Chairman of the Board in the case of the CEO, and of the CEO in the case of the other NEOs, including perceptions on leadership, teamwork and general organizational abilities.

The Compensation Committee also reviewed quantitative factors and management’s progress toward improved financial and operating performance in 2016. The quantitative factors that were reviewed include net income, combined ratio, return on equity, written and earned premiums and net investment income, by business segment and operating unit within each business segment. The committee analyzed reported results against plan, prior-year and industry results and also considered underlying trends. In addition, the committee reviewed results with various adjustments for items it deemed not indicative of the Company’s core operating performance.

The Compensation Committee reviewed results with and without certain adjustments, including the following:

•	reported results including Actual Catastrophe Losses and LAE, and Actual Catastrophe Losses and LAE adjusted to expected losses;

•	reported results with and without unusual charges or gains;

•	reported results including realized gains and losses and impairments, and results adjusted to expected gains, losses and impairments.

In determining award payouts for the individual NEOs under the Annual Incentive Program, the Compensation Committee took into account key business results and factors considered critical to the success of their respective business units and functional areas in addition to the qualitative and quantitative factors described above. Although the Compensation Committee generally weighs quantitative measures more heavily than more subjective, qualitative outcomes, given the transitional nature of 2016 and the partial-year employment of many NEOs, a heavier emphasis was placed on qualitative measures for 2016 awards.

The Compensation Committee considered net income, with and without certain adjustments, although that measure was not individually determinative nor given any particular weight in comparison with other measures considered in determining adjustments to the initial pool and specific incentive awards for the 2016 Annual Incentive Program. The following table shows 2016 actual, 2016 target and 2015 actual Net Income, as reported and as adjusted:

Net Income Comparisons ($ in Millions)

Measure	2016 Actual	2016 Target (1)	2015 Actual
Net Income	16.8	110.8	85.7

Adjusted Net Income (2)	101.2	110.8	78.3

(1)	Target includes catastrophes at normalized levels and does not include any planned positive or negative reserve development.

(2)	This is a non-GAAP financial measure - See Appendix A for GAAP to Non-GAAP reconciliation.

The aggregate total of incentive payouts for the Annual Incentive Program under the EPP was $1,850,000, significantly less than the maximum amounts allocated under the 2016 EPP Incentive Pool. As previously noted, the EPP applies only to the Company’s officers subject to Section 162(m) and so does not apply to Messrs. McKinney and Roeske.

The following table shows the 2016 EPP Incentive Pool allocations and maximum amounts payable for 2016 annual awards under the EPP and the actual 2016 annual EPP award payouts approved for the EPP participants:

Executive Compensation

Annual Incentive Payouts - 2016 Annual EPP Awards
Name	Allocated Percentage of EPP Incentive Pool(%)	Maximum Award (Lower of EPP Incentive Pool Allocation or Plan Limit) ($)		Actual Award Payout($)	Actual Award Payout as Percentage of Maximum (%)
Joseph P. Lacher, Jr.	40	3,000,000	(1)	1,000,000	33.3
John M. Boschelli	20	1,866,000		340,000	18.2
George D. “Chip” Dufala, Jr.	20	1,866,000		250,000	13.4
Mark A. Green	20	1,866,000		260,000	13.9
(1) Although the maximum award payout to Mr. Lacher determined in accordance with the 2016 EPP formula was $3,732,000, the maximum was reduced to the maximum of $3,000,000 provided under the EPP for an annual award to any participant.

The awards to Messrs. Dufala and Green reflect prorated reductions of 54 percent and 42 percent, respectively, to take into account their particular start dates midway through the year. The Compensation Committee believes, based on its judgment, that these awards reflect fairly the actual financial performance outcomes achieved during 2016 based on the factors considered by the Compensation Committee as described above and, more specifically, the following issues deemed most pertinent to the individual officer’s responsibilities:

•
Mr. Lacher, with the Board’s direction and advice, assembled a new leadership team and quickly engaged its members in helping him shape the Company’s strategy, determine the path forward to improved financial performance, identify necessary cultural changes within the organization and plan for implementation across the enterprise, and directed his team in taking the initial steps needed toward achieving improved results in the nonstandard automobile business of the Company’s Property and Casualty segment and resolution of the significant regulatory issues facing its life insurance business.

•	Mr. Boschelli ran a solid investment group that continued to produce strong results, leveraged the structure of the Company’s two operational divisions and achieved industry-leading returns.

•
Mr. Dufala led the efforts to improve the performance of the Property & Casualty Division, with particular attention to the nonstandard automobile business, upgrading claims processes, refocusing resources and actively supporting its technology implementation projects.

•
Mr. Green focused on strategies to improve and grow the businesses of the Life & Health Division and drove the significant progress made toward resolving certain regulatory issues facing its life insurance business.

Mr. McKinney did not receive an annual incentive award for 2016 because he did not join the Company until November 2016. Mr. Roeske was awarded an annual incentive award of $200,000 for 2016. Mr. Roeske’s award was determined pursuant to the Company’s Annual Incentive Program, with the amount based on the Compensation Committee’s judgment, considering in particular his successful management of the chief financial officer transition and the financial accounting and reporting process and effective execution of the Company’s 2016 Sarbanes-Oxley efforts.

2014 Multi-Year Awards Under 2009 Performance Incentive Plan

In 2014, the Compensation Committee made a selection of the specific Company performance criteria that would apply to the 2014 multi-year incentive awards to the Company’s executive officers for the three-year performance period that ended on December 31, 2016 (“2014 Multi-Year PIP Awards”). These awards were granted pursuant to the 2009 Performance Incentive Plan (“PIP”), under which cash incentive awards were granted until the program was revised in 2016. Performance results and payouts under the 2014 Multi-Year PIP Awards were determined at the Compensation Committee’s meeting in February 2017, as described below.

Executive Compensation

Performance Levels, Target Bonus Percentages and Performance Criteria

At its meeting in February 2014, the Compensation Committee granted Multi-Year PIP Awards to the executive officers who were employed by the Company at that time, including Messrs. Boschelli, Roeske and Sodaro, and assigned a target incentive bonus percentage to each recipient representing a percentage of his annual salary (“Target Bonus Percentage”) for each award. The Target Bonus Percentage for the 2014 Multi-Year PIP Award was set at 50 percent for Messrs. Boschelli and Mr. Sodaro and at 40 percent for Mr. Roeske. The Compensation Committee established threshold, target and maximum performance levels. The threshold performance level is the minimum level of performance that must be met before a payout may occur, and the maximum performance level was set at twice the target level. Salary for these awards was the average of the recipient’s salary in effect as of the first pay period in April 2014, 2015 and 2016.

In determining the payout for each award, the actual results under the applicable performance criteria for the performance period were compared to the applicable performance grids previously approved by the Compensation Committee to determine a target multiplier percentage (“Target Multiplier”). The Target Multiplier was then applied to the NEO’s Target Incentive Percentage and salary to determine the amount of any payout. For performance above or below preapproved target levels, the Target Multiplier was interpolated on a straight-line basis. The weighted Target Multiplier for the applicable performance criteria was determined from the applicable performance grids.

Performance Results and Payouts

At its meeting in February 2017, the Compensation Committee certified the performance results for the Company Performance Criteria applicable to the 2014 Multi-Year PIP Awards to the NEOs for the 2014 - 2016 performance period. The Company Performance Criteria results are shown below, and definitions of the relevant terms are provided in Appendix A to this Proxy Statement. The actual performance results were as follows:

•
For Messrs. Roeske and Sodaro, 3-year average Consolidated Revenue Growth of -4.95 percent (weighted 20%) and 3-year average Return on Equity of 4.12 percent (weighted 80%) resulted in a weighted Target Multiplier of 0 percent.

•	For Mr. Boschelli, performance based on multiple criteria resulted in a weighted Target Multiplier of 87.2 percent as shown in the following table:

Determination of Weighted Target Multiplier

Performance Criteria	Excess Return/NII Yield (%)	Target Multiplier for Metric (%)	Weighting (%)	Weighted Target Multiplier (%)
3-Year Excess Return from Corporate Investments	1.0	149.9	20	30.0
3-Year Excess Return from Pension Investments	-3.3	—	5	—
3-Year Pre-Tax Equivalent Net Investment Income Yield (NII)	0.2	114.5	50	57.2
3-Year Average of Kemper Consolidated Revenue Growth and Return on Equity*	See results for Messrs. Roeske and Sodaro described above	—	25	—
Weighted Average of Target Multipliers				87.2
*Subject to Catastrophe Loss Collar adjustment

Executive Compensation

The amounts paid to the applicable NEOs in February 2017 under the 2014 Multi-Year PIP Awards are shown in the following table:
Bonus Payouts - 2014 Multi-Year PIP Awards

Employee Name	Target as a % of 3-Year Average Salary (%)	3-Year Average Salary ($)	Total Bonus Payout ($)	Total Payout as % of 3-Year Average Salary (%)
John M. Boschelli	50	395,000	172,220	43.6
Richard Roeske	40	367,500	—	—
Frank J. Sodaro	50	441,667	—	—

Equity-Based Compensation Awards

Equity-based compensation continues to be an integral part of the Company’s executive compensation program. The Compensation Committee believes the Company’s equity-based compensation program plays the principal role in the acquisition and retention of significant levels of Company stock owned by its executive officers, thereby better aligning the interests of the Company’s management and shareholders.

Award Methodology

The 2016 annual executive compensation program continued the mix of equity-based, long-term incentive compensation awards consisting of both performance-based RSUs and stock options. The Compensation Committee approved a new fixed-value approach and allocation methodology beginning in 2016 for annual equity awards to the executive officers other than Mr. Lacher, that determines the value of the equity component of each NEO’s annual compensation based on a set percentage of the officer’s annual salary. The value is allocated fifty percent in stock options and fifty percent in performance-based RSUs, with the number of shares subject to each grant determined with reference to the Common Stock price on the date of grant. The value and methodology of Mr. Lacher’s 2016 annual equity award was based on his November 2015 offer letter that provided for equity-based awards valued at $2 million and allocated one-third in stock options and two-thirds in performance-based RSUs.

The value of the long-term incentive awards granted on March 1, 2016 was set at 65 percent of salary for Messrs. Boschelli and Sodaro and 40 percent of salary for Mr. Roeske. The value of the long-term incentive awards granted to the other NEOs who joined the Company after March 1, 2016 was set at 90 percent of salary. The NEOs who joined the Company during 2016 also received additional “new hire” equity grants that were determined in connection with their joining the Company and outside of the annual long-term incentive award methodology.

Performance-Based RSU Awards Granted in 2016

Fifty percent of the performance-based RSU awards granted to the NEOs on March 1, 2016 were based on Relative TSR and fifty percent were based on Three-year Adjusted ROE. These awards are subject to forfeiture and transfer restrictions until vesting on the date that the Compensation Committee certifies the performance results (“Vesting Date”) in accordance with the award agreements. The number of RSU shares granted to each NEO on March 1, 2016 (“Target Shares”) that will vest and be issued as Common Stock, if any, and the number of additional shares of Common Stock, if any, that will be granted on the Vesting Date (“Additional Shares”), will be determined based on the applicable performance results for the performance period, as described in detail below.

Shares Based on Relative TSR

For the fifty-percent of performance-based RSUs that are based on Relative TSR, the determination of vesting will be based on the Company’s total shareholder return (“TSR”) over a three-year performance period ending on February 28, 2019 relative to a peer group comprised of all companies in the S&P Supercomposite Insurance Index (“Peer Group”). In accordance with the award agreements, the TSR is calculated based on the average of the closing stock prices for 20 consecutive trading

Executive Compensation

days prior to the beginning and end of the performance period, and assumes all dividends issued over the performance period are reinvested. The award agreements provide for grants of Additional Shares to the award recipient if the Company’s relative performance exceeds the “target” performance level, which is the 50th percentile based on TSR relative to the Peer Group (“Relative TSR Percentile Rank”). The number of Target Shares that will vest, if any, and the number of Additional Shares, if any, that will be granted, will be determined in accordance with the following table:

Kemper’s Relative TSR Percentile Rank	Total RSUs to Vest and/or Shares to be Granted on Vesting Date as Percentage of Target Shares (%)
At least 90 th	200
75th	150
50th	100
25th	50
Below 25th	—

Shares Based on ROE
For the fifty-percent of performance-based RSUs that are based on Three-Year Adjusted ROE, the determination of vesting will be based on the Company’s adjusted return on equity over a three-year performance period ending on December 31, 2018. The award agreements provide for grants of Additional Shares to the award recipient if the Company’s ROE exceeds the “target” performance level of 6.5 percent. The number of Target Shares that will vest, if any, and the number of Additional Shares, if any, that will be granted, will be determined in accordance with the following table:

Three-Year Adjusted ROE (%)	Total RSUs to Vest and/or Shares to be Granted on Vesting Date as Percentage of Target Shares (%)
At least 7.8	200
6.5	100
5.2	50
Below 5.2	—

The applicable terms were defined as follows:

Three-Year Adjusted ROE is computed by dividing the sum of Adjusted Net Income for each of the three years in the performance period by the sum of the Adjusted Average Shareholders’ Equity for each of the three years.

Adjusted Net Income is defined as Net Income as reported in the Company’s financial statements for the respective year, adjusted to take into account the after-tax impacts of the following items, to the extent the Committee deems them not indicative of the Company’s core operating performance:

•	adjust the amount of Actual Catastrophe Losses and LAE to equal Expected Catastrophe Losses (italicized terms defined below);

•
adjust Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings (italicized terms as reported in the Company’s financial statements) to equal Expected Net Realized Gains on Sales of Investments and Expected Net Impairment Losses Recognized in Earnings (italicized terms defined below);

•	significant unusual judgments or settlements in connection with the Company’s legal contingencies or benefit plans; and

•	additional significant unusual or nonrecurring items as permitted by the Omnibus Plan.

Executive Compensation

Adjusted Average Shareholders’ Equity is defined as the simple average of Total Shareholders’ Equity (as reported in the Company’s financial statements) for the beginning and end of year for each year in the performance period, adjusted to take into account the after-tax impacts of the following items, to the extent the Compensation Committee deems them not indicative of the Company’s core operating performance:

•	Unrealized Gains and Losses on Fixed Maturity Securities from Adjusted Shareholders Equity (italicized terms as reported in the Company’s financial statements as defined above and below);

•	the modifications made in calculating Adjusted Net Income; and

•	additional significant, unusual or nonrecurring items as permitted by the Omnibus Plan.

Actual Catastrophe Losses and LAE means the actual Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, as reported in the Company’s management reports for the relevant time period.

Expected Catastrophe Losses, Expected Net Realized Gains on Sales of Investments, and Expected Net Impairment Losses Recognized in Earnings means the amounts specified in the Company’s management reports as “Planned” or “Expected” for, respectively, (a) Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development, (b) Net Realized Gains on Sales of Investments, and (c) Net Impairment Losses Recognized in Earnings.

Unrealized Gains and Losses on Fixed Maturity Securities means the Unrealized Gains and Losses on Fixed Maturity Securities as reported in the Company’s management reports.

Additional Information

For performance falling between the percentile levels specified in the first column of each table above, the number of shares that will vest and be issued as Common Stock or be forfeited, and the number of Additional Shares, if any, that will be granted on the Vesting Date will be determined by straight-line interpolation from the percentages specified in the table. Any Target Shares that do not vest in accordance with the table above will be forfeited on the Vesting Date. Under the terms of the applicable equity-based compensation plans of the Company, outstanding Target Shares of RSUs are entitled to receive dividend equivalents on the same basis as dividends are paid to holders of outstanding shares of Common Stock.

The March 1, 2016 grant date fair value of the performance-based RSUs was estimated at $27.99 per share for the portion based on Relative TSR and $25.39 for the portion based on Three-Year Adjusted ROE. For a discussion of valuation assumptions, see Note 10, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2016 Annual Report.
Performance Results for 2014 Performance-Based RSU Awards

The Compensation Committee certified the performance results of the Company’s Relative TSR for the 2014 - 2016 Performance Period for the Performance-Based RSU Awards granted to the NEOs in 2014. The TSR for Kemper and each company in the Peer Group was calculated using the 20-day average trading price preceding the beginning and the end of the Performance Period. The Company’s TSR was determined to be 19.85 percent for the Performance Period. Relative to the Peer Group, the Company ranked 42 out of the 48 companies, or at the 13th percentile. By comparison, performance at the 25th percentile (threshold level), 50th percentile (target level) and 75th percentile (maximum level) ranked 36th, 24th and 12th, respectively, out of the 48 companies. Since the Company’s performance was below the threshold level, all Target Shares granted under the 2014 Performance-Based RSUs Awards were forfeited on the vesting date, February 4, 2017, and no Additional Shares were granted.

Executive Compensation

Performance of Kemper Common Stock Compared to S&P Supercomposite Insurance Index
The graph below shows relative TSR performance over the period from January 1, 2014 through December 31, 2016.

Kemper v. S&P Supercomposite Insurance Index (Peer Group)
3-Year Total Shareholder Return (2014-2016)
Other Features and Practices Related to the Equity Incentive Program

Fungible Plan Design

The Omnibus Plan provides for fungible use of shares, with a fungible conversion factor of 3 to 1, so that the share authorization under the plan is reduced at two different rates, depending upon the type of award granted. Each stock option award reduces the share authorization by one share for each share of Common Stock subject to the option, while each “full value” award reduces the share authorization by three shares. “Full value” awards are awards other than stock options or tandem stock appreciation rights (“SARs”) that include or are settled by the issuance of shares of Common Stock, such as restricted stock and RSUs.

Equity-Based Compensation Vesting Terms for Retirement Eligible Employees

Beginning in 2013 for stock options and in 2014 for RSUs, annual equity awards provide for continued vesting following termination of employment (subject to applicable non-compete and claw-back clauses) if, at the time of termination, the award holder is “Retirement Eligible” as defined under the award agreements, i.e., has either attained age 65 with at least five years of service or age 60 with at least 10 years of service.

Equity-Based Compensation Granting Process

The Compensation Committee follows an established Company process for the review, approval and timing of grants of equity-based compensation. The Compensation Committee believes that regular timing is necessary for effective operation of the Company’s long-term incentive program, and insists that, with the exceptions explained below for restorative options and awards by the CEO under his delegated authority, all original equity-based compensation awards occur at predictable cycles, with grant dates scheduled in advance. The Company’s practice with regard to timing of equity-based compensation grants is the same for all eligible employees of the Company, including its executive officers.

Executive Compensation

At its meeting in February 2017, the Compensation Committee approved a change in practice with regard to the grant date for its annual equity-based compensation awards. Beginning in 2017, the annual equity award grant date will be the date of the Committee’s first quarter meeting at which such awards are approved, the practice in place for such awards prior to 2016 when it was changed to a fixed-date of March 1 each year. The Compensation Committee approved the change in practice after considering information provided by the Company’s new management team indicating that the prior practice was more consistent with prevalent industry practice than the fixed-date approach adopted in 2016. The exercise price of each stock option award is the closing price of a share of Common Stock on the grant date.

In making his annual grant recommendations to the Compensation Committee, the CEO follows the established grant cycle, with the exception of off-cycle grants made in connection with key new hire, promotion or retention awards which may be made with Compensation Committee approval or under the CEO’s delegated authority, as described below, in the next section. The Company’s executive officers play no role in the timing of option or other grants except with regard to such new hire, promotion or retention awards (the timing of which is driven by the circumstances of the underlying personnel action), and to restorative option grants received by an executive officer (the timing of which is determined automatically on the date of exercise of the underlying option).

The Company provides administration of the Company’s equity-based compensation plans. Following Compensation Committee approval, the Company delivers award agreements for acceptance by the recipients. All forms of equity-based compensation award agreements are approved by the Compensation Committee in advance of their initial use.

Delegated Authority

As previously mentioned, the Compensation Committee has delegated authority to the CEO to grant up to an aggregate of 300,000 shares under the Omnibus Plan (determined in accordance with the plan’s fungible conversion factor, as described above under the heading Fungible Plan Design) in connection with new hire, promotional and retention awards to employees other than Section 16 Officers. A total of 15,130 RSUs and 10,390 stock options were awarded in 2016 pursuant to delegated authority under the Omnibus Plan. The exercise price of each stock option award granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The Compensation Committee is periodically informed about the awards granted pursuant to the delegated authority.

Elimination of Restorative Option Program

The Company’s restorative option program was discontinued for all new stock option awards granted beginning in 2009. However, outstanding options granted prior to 2009 had a restorative option feature providing for automatic grants to replace shares of previously-owned Common Stock that an exercising option holder surrenders to satisfy the exercise price and/or related tax withholding obligations, so long as certain requirements are met at the time of exercise. Accordingly, restorative options may still be granted in accordance with the original award agreements until their final expiration or forfeiture. As restorative options are granted automatically at the time of the exercise of the underlying option under the express terms of the applicable option plans and award agreements previously approved by the Compensation Committee, they are deemed to have been approved by the Compensation Committee on their grant dates. In December 2016, Messrs. Boschelli and Mr. Roeske each exercised options that included the restorative feature and so received an automatic grant of options on the date of exercise for the number of shares of Common Stock surrendered to pay the exercise price and related income tax obligation. No remaining outstanding stock options are eligible to receive a grant of a restorative option.

Stock Ownership Policy
Consistent with its fundamental executive compensation principles, Company philosophy has always encouraged long-term ownership of Common Stock by its executive officers. The Compensation Committee believes equity-based compensation awards to the executive officers, along with their subsequent retention of shares acquired through the exercise of stock options and vesting of RSUs, further align their interests with those of the Company’s shareholders.

The Company’s Stock Ownership Policy provides minimum ownership requirements for its non-employee directors and executive officers based on a multiple of their base compensation. Non-employee directors are required to maintain, at a

Executive Compensation

minimum, ownership of the number of shares valued at five times the amount of the annual non-chairman member cash retainer for board service, not including any fees paid for committee service and meeting attendance. Each executive officer is required to maintain, at a minimum, ownership of the number of shares valued at the following multiples of his or her annual salary:

Officer	Salary Multiple
CEO	5.0
COO/President	3.0
Executive Vice President	2.5
Senior Vice President	2.0
Vice President	1.5
The Compensation Committee monitors shareholdings by executive officers annually, as of year-end. New non-employee directors and executive officers are provided a grace period of five years to reach the required ownership levels, and all covered executive officers and non-employee directors have three years to attain any increased level due to a salary or cash retainer increase, promotion or change in policy. The policy also allows the Compensation Committee to consider, in its discretion, possible modifications or exceptions to the policy as necessary in the event of extenuating circumstances. The amount of Common Stock beneficially owned by each NEO as of the Record Date is disclosed in the ownership table on page 58. As of December 31, 2016, the NEOs subject to the policy either exceeded the minimum levels required under the policy or were within the five-year grace period to attain the minimum required share ownership level due to their recent hire dates.

Also pursuant to the Stock Ownership Policy, each equity-based compensation award agreement for a grant to an executive officer imposes a holding period of one year for shares of Common Stock acquired in connection with the exercise of stock options or the vesting of other types of equity-based compensation awards, with the exception of shares sold, tendered or withheld to pay the exercise price or settle tax liabilities in connection with such exercise or vesting. The Company has also adopted hedging and pledging policies prohibiting directors, executive officers and other employee who receive equity-based compensation awards from participating in hedging transactions and pledging arrangements involving any Company stock.

Changes Made to NEO Compensation for 2017

At its meeting on February 7, 2017, the Compensation Committee approved 2017 compensation packages for the NEOs that included changes to the equity-based compensation portion. The value and component allocation of the 2017 annual equity award to Mr. Lacher was changed to $2,500,000, allocated seventy-five percent in stock options and twenty-five percent in performance-based RSUs. The component allocation for the 2017 annual equity awards to the other NEOs remained fifty-percent in stock options and fifty-percent in performance-based RSUs, but the values were revised to 120% of salary for the NEOs other than Mr. Roeske, whose award value was unchanged from 2016, and Mr. Sodaro, who left the Company effective December 31, 2016. Pursuant to a letter agreement dated September 21, 2016 and a separation agreement executed January 13, 2017 that was included as an exhibit to the letter agreement, the Company agreed to provide Mr. Sodaro with a cash severance payment in the amount of $450,000 and outplacement services at the Company’s cost through a professional outplacement provider.

Perquisites

Consistent with the Company’s fundamental approach to executive compensation, executive officers receive a small number of perquisites from the Company. The CEO and the executive officers who report directly to him receive financial planning services and comprehensive annual physical examinations, new benefits effective in September 2016 and January 2017, respectively. The CEO is also provided membership to a business club providing dining facilities and business meeting services. In addition, NEOs receive payment for spousal travel when accompanying the officer to occasional off-site business

Executive Compensation

meetings when required for bona fide business reasons in accordance with Company policy, and incidental personal use of cell phones, computer equipment and other resources provided primarily for business purposes. The Company does not provide the NEOs with other personal benefits or perquisites, such as country club memberships, personal use of Company-provided automobiles or use of private airplanes for personal travel.

Employee Welfare Benefit Plans
The NEOs are eligible for employee welfare benefits under plans generally available to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers. Under these plans, the NEOs:

•
receive at the Company’s cost basic life and accident insurance coverage in an amount equal to the individual’s annual salary up to a maximum of $750,000, effective in 2017 (an increase from the prior $400,000 maximum), business travel insurance in an amount based on the individual’s annual salary up to a maximum of $200,000, and short-term disability coverage for up to 26 weeks; and

•
are eligible to participate in the Company’s employee welfare benefit plans that provide typical offerings such as health and dental insurance, health and dependent care reimbursement accounts, health savings accounts, supplemental life, accident and long-term disability insurance.

Deferred Compensation Plan
The NEOs are eligible under the Deferred Compensation Plan to elect to defer a portion of their salaries and cash incentives. Information about the Deferred Compensation Plan in general, and more specific information about participation therein by the NEOs, is provided in the Executive Officer Compensation and Benefits section below beginning on page 49 under the heading Deferred Compensation Plan.

Retirement Plans
The NEOs are generally eligible for the following plans:

•
Tax-qualified defined contribution retirement plan applicable to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements. The plan was known as the Kemper Corporation Defined Contribution Retirement Plan until its merger with the Company’s 401(k) Savings Plan in September 2016. The merged plan was renamed the Kemper Corporation 401(k) and Retirement Plan (“401(k) and Retirement Plan”). Messrs. Boschelli, Roeske and Sodaro, who were hired prior to 2006, were eligible for benefit accruals under the Company’s defined benefit pension plan (“Pension Plan”) in lieu of the 401(k) and Retirement Plan until June 30, 2016 when Pension Plan benefit accruals were frozen for all participants.

•
Nonqualified supplemental defined contribution retirement plan (“Retirement SERP”), available to key employees designated annually by the Board of Directors to provide benefits using the same formulas used for the tax-qualified retirement plan but without regard to the limits imposed under the Internal Revenue Code; Messrs. Boschelli, Roeske and Sodaro, who were hired prior to 2006, were instead eligible for a benefit accrual under the Company’s nonqualified supplemental defined benefit pension plan (“Pension SERP”) in lieu of the Retirement SERP until June 30, 2016 when Pension SERP benefit accruals ceased as a result of the freezing of the Pension Plan accruals; and

•
Voluntary participation in the 401(k) portion of the Company’s 401(k) and Retirement Plan that includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

Additional information about the Company’s retirement plans and participation therein by the NEOs is provided in the Executive Officer Compensation and Benefits section below beginning on page 47 under the heading Retirement Plans.

Executive Compensation

Other Post-Employment Compensation
Change in control benefits applicable to the NEOs are described in more detail below under the section entitled Potential Payments Upon Termination or Change in Control. These benefits are provided under individual severance agreements with the NEOs and provisions in applicable equity and cash incentive award agreements under the Omnibus Plan and the Performance Incentive Plan included in agreements with all grant recipients under these plans. The NEOs are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.

Tax Implications
Except for compensation paid to a public company’s chief financial officer, Section 162(m) imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by a company to its chief executive officer and the other officers listed in its proxy compensation tables due to their compensation. Although Section 162(m) generally disallows a tax deduction by the Company for compensation in excess of $1 million paid to each such NEO, certain performance-based compensation is specifically exempt from the $1 million deduction limit.
To the extent practicable in connection with particular hiring and compensation decisions, and consistent with the objectives and underlying philosophy of its executive compensation program, the Company generally intends most components of executive compensation to qualify as tax deductible for federal income tax purposes. Pursuant to Section 162(m), due to the guaranteed minimum annual 2016 bonus commitment made to Mr. Lacher when he joined the Company, approximately $750,000 of the 2016 annual incentive award he received will be nondeductible for federal income tax purposes. The EPP, as well as the Omnibus Plan and its predecessor equity plans, are designed to enable the Company to grant awards that qualify as performance-based compensation under Section 162(m). As required by Section 162(m), the Company obtained shareholder approval of the EPP in 2014 and of the Omnibus Plan in 2011 and 2016.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board of Directors of Kemper Corporation

Kathleen M. Cronin, Chair
Douglas G. Geoga
Thomas M. Goldstein
Lacy M. Johnson
David P. Storch

Executive Compensation

Executive Officer Compensation & Benefits

Summary Compensation Table

The following table shows the compensation for fiscal years 2016, 2015 and 2014 for the NEOs serving during the year ended December 31, 2016, which include the Company’s Chief Executive Officer, Chief Financial Officer, three other most highly compensated executive officers, interim Chief Financial Officer for a portion of 2016 and former Chief Financial Officer.

SUMMARY COMPENSATION TABLE
Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Joseph P. Lacher, Jr., President and Chief Executive Officer	2016	750,000	—	1,284,269	416,821	1,000,000	—	25,272	3,476,362
	2015	77,885	—	—	736,633	—	—	—	814,518
James J. McKinney, Senior Vice President and Chief Financial Officer	2016	51,923	1,050,000	813,635	154,632	—	—	15,955	2,086,145
John M. Boschelli, Senior Vice President and Chief Investment Officer	2016	400,000	—	125,229	142,574	512,220	213,758	19,401	1,413,182
	2015	396,538	—	129,150	120,295	448,617	91,047	7,950	1,193,597
	2014	367,500	—	121,500	149,514	370,643	297,598	7,800	1,314,555
George “Chip” D. Dufala, Jr., Senior Vice President and President, Property & Casualty Division	2016	214,519	550,000	1,780,706	237,194	250,000	—	214,054	3,246,473
Mark A. Green, Senior Vice President and President, Life & Health Division	2016	240,692	550,000	191,946	206,730	260,000	—	5,047	1,454,415
Richard Roeske, Vice President, Chief Accounting Officer and Former Interim Chief Financial Officer	2016	371,000	200,000	71,476	138,822	—	315,838	15,887	1,113,023
	2015	368,577	—	68,880	64,157	192,388	17,639	7,950	719,591
Frank J. Sodaro, Former Senior Vice President and Chief Financial Officer	2016	450,000	—	140,870	91,442	—	165,118	482,939	1,330,369
	2015	444,231	—	172,200	160,393	303,290	136,404	8,670	1,225,188
	2014	406,250	—	162,000	199,353	231,480	328,176	9,420	1,336,679

(1)	Amounts for each officer are shown only for years in which he served as an NEO.

(2)
These amounts represent base salary earned for each of the years that an individual was an NEO. Pursuant to the Company’s regular compensation cycle, salary adjustments for any particular year generally take effect in April of such year. As a result, for any year in which an individual officer’s salary was increased or decreased, a portion of the amount of salary shown for such year was earned at the rate in effect prior to the adjustment.

(3)	These amounts represent signing bonuses granted to Messrs. McKinney, Dufala and Green, and a performance incentive award for 2016 to Mr. Roeske.

(4)
These amounts represent the aggregate grant date fair values of the equity awards (stock options, performance-based RSUs and time-based RSUs) to the designated NEOs pursuant to the Omnibus Plan. The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem SAR) on the grant date. A Monte Carlo simulation method was used to estimate the fair values on the grant date of the awards of the performance-based RSUs (“PBRSUs”) based on Relative TSR. PBRSUs based on ROE and time-based RSUs (“TBRSUs”) were valued using the closing price of a share of Common Stock on the grant date. For a discussion of valuation assumptions, see Note 10, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2016 Annual

Executive Compensation

Report. These RSUs are subject to forfeiture and transfer restrictions until they vest in accordance with their respective grant agreements.
If achievement of the performance conditions at the maximum performance level is assumed, the aggregate number and market value of the payouts of performance-based RSUs would be as follows under awards granted in 2016 to each NEO:

Name	Grant Date	Target Award issued on Grant Date (# of Shares)	Estimated Payout in Shares if Maximum Performance Level Achieved (# of Shares)	Estimated Value of Payout if Maximum Performance Level Achieved ($)
Joseph P. Lacher, Jr.	3/1/2016	48,118	96,236	2,568,539
James J. McKinney	11/17/2016	5,038	10,076	457,350
John M. Boschelli	3/1/2016	4,692	9,384	250,459
George “Chip” D. Dufala, Jr.	7/21/2016	6,406	12,812	440,477
Mark A. Green	6/3/2016	5,938	11,876	383,951
Richard Roeske	3/1/2016	2,678	5,356	142,952
Frank J. Sodaro	3/1/2016	5,278	10,556	281,740

(5)
These amounts were earned under the Company’s annual cash incentive programs for 2016, 2015 and 2014 (and paid in 2017, 2016 and 2015, respectively), and for Mr. Boschelli, under his 2014 Multi-Year PIP Award (and paid in 2017), and for Messrs. Boschelli, Roeske and Sodaro, under their 2013 Multi-Year PIP Awards (and paid in 2016) and for Messrs. Boschelli and Sodaro, under their 2012 Multi-Year PIP Awards (and paid in 2015).

(6)
These amounts represent the change in actuarial present value for each participating NEO under the Company’s Pension Plan and Pension SERP as of December 31 of 2016, 2015 and 2014 from the end of the prior calendar year. No amounts are shown for Messrs. Lacher, McKinney, Dufala or Green because they were not eligible to participate in these plans in 2016 due to their hire dates with the Company, but will instead participate in the retirement portion of the Company’s 401(k) and Retirement Plan and Retirement SERP after meeting eligibility requirements. Messrs. Boschelli, Roeske and Sodaro became eligible to participate in the retirement portion of the Company’s 401(k) and Retirement Plan and Retirement SERP after the Pension Plan and Pension SERP were frozen as of June 30, 2016. For more information on these plans, see the narrative captioned Retirement Plans on page 47. For 2016, the year-to-year change in pension values is generally attributable to normal, annual retirement costs which incorporate annual changes in salary and bonus and an additional partial year of service (due to the Pension Plan freeze), but also include increases in the present values of future payments due to a decrease in the applicable discount rate.

(7)
The amounts shown for 2016 for each NEO include: (a) each perquisite and other personal benefit if the aggregate incremental cost to the Company for such benefits exceeds $10,000; and (b) the other types of compensation indicated in the table below with an X or, if in excess of $10,000, the cost:

Name	Financial Planning Services	Relocation Expenses	Relocation Tax Reimbursement	Outplacement Services	Severance Payment	Dividend Equivalents Paid on TBRSUs and Certain PBRSUs (1)	Company Contributions to Defined Contribution Plans
Joseph P. Lacher, Jr.	X	—	—	—	—	17,322	X
James J. McKinney	1,973	8,883	5,099	—	—	—	—
John M. Boschelli	X	—	—	—	—	X	17,712
George "Chip" D. Dufala, Jr.	—	132,561	53,343	—	—	25,537	X
Mark A. Green	X	—	—	—	—	X	X
Richard Roeske	—	—	—	—	—	X	14,923
Frank J. Sodaro	—	—	—	14,400	450,000	X	16,459

(1)
The amounts shown are dividend equivalents paid on TBRSUs and PBRSUs based on Three-Year Adjusted ROE. Dividend equivalents paid on PBRSUs based on Relative TSR are factored into their grant date fair values reported in the table.

Executive Compensation

Grants of Plan-Based Awards

Restricted Stock Units

The performance-based RSUs (“PBRSUs”) awarded to the NEOs under the Omnibus Plan on March 1, 2016 are subject to forfeiture and transfer restrictions until the third anniversary of the grant date in accordance with the award agreements. Determination of the number of shares that will vest or be forfeited, and of any Additional Shares that will be granted, will be based, for half of the PBRSUs, on the Company’s Relative TSR relative to the Peer Group over a three-year performance period ending on February 28, 2019, and for the other half of the PBRSUs, on the Company’s Three-Year Adjusted ROE over a three-year performance period ending on December 31, 2018, as described in more detail above in the section captioned Performance-Based RSU Awards in 2016 beginning on page 32.

Stock Options
The stock options awarded to the NEOs in 2016 were granted under the Omnibus Plan. Each of these awards is a non-qualified option for federal income tax purposes, has an exercise price that is the closing price of a share of Common Stock on the grant date and expires on the tenth anniversary of the grant date. The stock options awarded to the NEOs were coupled with SARs and become exercisable in four equal, annual installments beginning on the six-month anniversary of the grant date. References to stock options in this proxy statement generally include tandem SARs.

Incentive Plan Awards
Annual incentive compensation awards for 2016 were approved in February 2017 under the Company’s EPP and Annual Incentive Program, and payouts were made in February 2017. The maximum potential amounts for awards under the EPP were determined by the performance formula and allocation percentages established by the Compensation Committee in February 2016. The performance criteria and process of determining payouts under these awards are described in more detail in the Executive Performance Plan section beginning on page 27.
The following table shows each grant to the NEOs in 2016 under the Company plans as described above:

GRANTS OF PLAN-BASED AWARDS IN 2016
Name	Grant Date(3)	Grant Approval Date (3)	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities Under-lying Stock Awards(#)(4)	All Other Option Awards: Number of Securities Underly-ing Options($)(5)	Exercise or Base Price of Option Awards($/Sh) (6)	Grant Date Fair Value ($)(7)

				Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph P. Lacher, Jr.	3/1/2016	2/28/2016	Stock Options	—	—	—	—	—	96,235	27.71	416,821
	3/1/2016	2/28/2016	PBRSUs	—	12,030	24,059	48,118	—	—	—	673,411
	3/1/2016	2/28/2016	PBRSUs	—	12,030	24,059	48,118	—	—	—	610,858
			Annual Incentive	3,000,000	—	—	—	—	—	—	—
James J. McKinney	11/17/2016	11/1/2016	Stock Options	—	—	—	—	—	20,150	40.20	154,632
	11/17/2016	11/1/2016	PBRSUs	—	1,260	2,519	5,038	—	—	—	136,580
	11/17/2016	11/1/2016	PBRSUs	—	1,260	2,519	5,038	—	—	—	92,095
	11/17/2016	11/1/2016	TBRSUs	—	—	—	—	16,000	—	—	584,960
			Annual Incentive	—	—	—	—	—	—	—	—

Executive Compensation

GRANTS OF PLAN-BASED AWARDS IN 2016
Name	Grant Date(3)	Grant Approval Date (3)	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities Under-lying Stock Awards(#)(4)	All Other Option Awards: Number of Securities Underly-ing Options($)(5)	Exercise or Base Price of Option Awards($/Sh) (6)	Grant Date Fair Value ($)(7)

				Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John M. Boschelli	3/1/2016	2/28/2016	Stock Options	—	—	—	—	—	18,766	27.71	81,281
	12/6/2016	12/6/2016	Stock Options	—	—	—	—	—	9,089	42.80	61,293
	3/1/2016	2/28/2016	PBRSUs	—	1,173	2,346	4,692	—	—	—	65,665
	3/1/2016	2/28/2016	PBRSUs	—	1,173	2,346	4,692	—	—	—	59,565
			Annual Incentive	1,866,000	—	—	—	—	—	—	—
George “Chip” D. Dufala, Jr.	7/21/2016	7/12/2016	Stock Options	—	—	—	—	—	15,000	34.07	87,582
	7/21/2016	7/12/2016	Stock Options	—	—	—	—	—	25,624	34.07	149,613
	7/21/2016	7/12/2016	PBRSUs	—	1,602	3,203	6,406	—	—	—	120,241
	7/21/2016	7/12/2016	PBRSUs	—	1,602	3,203	6,406	—	—	—	99,966
	7/21/2016	7/12/2016	TBRSUs	—	—	—	—	50,000	—	—	1,560,500
			Annual Incentive	1,866,000	—	—	—	—	—	—	—
Mark A. Green	6/3/2016	5/27/2016	Stock Options	—	—	—	—	—	23,752	31.83	126,142
	6/15/2016	6/14/2016	Stock Options	—	—	—	—	—	15,000	32.20	80,588
	6/3/2016	5/27/2016	PBRSUs	—	1,485	2,969	5,938	—	—	—	105,370
	6/3/2016	5/27/2016	PBRSUs	—	1,485	2,969	5,938	—	—	—	86,576
			Annual Incentive	1,866,000	—	—	—	—	—	—	—
Richard Roeske	3/1/2016	2/28/2016	Stock Options	—	—	—	—	—	10,711	27.71	46,393
	12/7/2016	12/7/2016	Stock Options	—	—	—	—	—	13,501	43.45	92,429
	3/1/2016	2/28/2016	PBRSUs	—	670	1,339	2,678	—	—	—	37,479
	3/1/2016	2/28/16	PBRSUs	—	670	1,339	2,678	—	—	—	33,997
Frank J. Sodaro (8)	3/1/2016	2/28/16	Stock Options	—	—	—	—	—	21,112	27.71	91,442
	3/1/2016	2/28/16	PBRSUs	—	1,320	2,639	5,278	—	—	—	73,866
	3/1/2016	2/28/16	PBRSUs	—	1,320	2,639	5,278	—	—	—	67,004

(1)
The amounts shown are the maximum amounts that could have been paid under the EPP for 2016 for the respective officers as determined by the Compensation Committee at its meeting on February 7, 2017 based on the previously-approved formula and allocation percentages, except for the amount shown for Mr. Lacher that was reduced to the maximum amount payable for an annual award to any participant under the EPP. The maximum amounts could not have been determined at the beginning of the performance period. No threshold or target amounts were provided under the EPP or the Annual Incentive Program. The process for determining the awards for the NEOs and the amounts

Executive Compensation

of the awards that were approved by the Compensation Committee for 2016 are detailed in the narrative descriptions about the EPP and the Annual Incentive Program on pages 27 - 30 and the table captioned Annual Incentive Payouts - 2016 Annual EPP Awards on page 30.

(2)
These columns show a range of payouts possible under the performance-based RSU awards granted in 2016 under the Omnibus Plan. The amount shown in the “Target” column for each individual represents 100 percent of the RSUs granted, which equals the number of units that would vest if the “Target” performance level is achieved. The “Threshold” level is the minimum level of performance that must be met before any payout may occur, and the amount shown in the “Threshold” column is 50% of the “Target” payout amount. The amount shown in the “Maximum” column is 200 percent of the “Target” payout amount. Further information about these awards is provided under the heading Performance-Based RSU Awards Granted in 2016 on page 32.

(3)
Awards granted on March 1, 2016 were approved by the Compensation Committee at its meeting on February 26, 2016. The other awards with grant dates that differ from their approval dates were grants approved by the Compensation Committee in connection with the start of the respective officer’s employment with the Company; the awards to Mr. McKinney were approved at the Committee’s regularly-scheduled meeting on November 1, 2016, and the awards to Messrs. Dufala and Green were approved by unanimous written consent. The grants to Mr. Boschelli on December 6, 2016 and Mr. Roeske on December 7, 2016 were restorative option grants deemed approved by the Compensation Committee on the grant dates pursuant to the original award agreements for the underlying stock option. The Company’s restorative option program was discontinued in 2009 as described under the heading Elimination of Restorative Option Program on page 36.

(4)	These are time-based RSUs granted as “new hire” awards under the Omnibus Plan.

(5)	These are non-qualified stock options granted under the Omnibus Plan.

(6)	The exercise price of the stock option awards is equal to the closing price of a share of Common Stock on the grant date.

(7)
The amounts shown represent the aggregate grant date fair values of the 2016 stock option and RSU awards. For stock options, the grant date fair values were estimated based on the Black-Scholes option pricing model. For performance-based RSUs based on Relative TSR, the grant date fair values were estimated using the Monte Carlo simulation method. For performance-based RSUs based on ROE and time-based RSUs, the grant date fair values were based on the closing price of a share of Common Stock on the grant date. For a discussion of valuation assumptions, see Note 10, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2016 Annual Report.

(8)	These awards were forfeited upon Mr. Sodaro’s departure from the Company on December 31, 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table shows the unexercised stock option awards and unvested RSU awards for each NEO granted under the Company’s Omnibus Plan and its predecessor plan that were outstanding as of December 31, 2016:

Executive Compensation

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
Joseph P. Lacher, Jr.	24,570	73,710	(1)	40.70	11/19/2025	—		—	—		—
	24,058	72,177	(2)	27.71	3/1/2026	—		—	—		—
	—	—		—	—	—		—	48,118	(3)	2,131,628
	—	—		—	—	—		—	24,049	(4)	1,065,370.7
James J. McKinney	—	—		—	—	16,000	(5)	708,800	—		—
	—	20,150	(6)	40.20	11/17/2026	—		—	—		—
	—	—		—	—	—		—	5,038	(3)	223,183
	—	—		—	—	—		—	2,519	(4)	111,592
John M. Boschelli	10,000	—		49.79	2/6/2017	—		—	—		—
	11,250	3,750	(7)	36.47	2/4/2024	—		—	—		—
	7,500	7,500	(8)	36.17	2/4/2025	—		—	—		—
	4,691	14,075	(2)	27.71	3/1/2026	—		—	—		—
	—	9,089	(9)	42.8	2/5/2018	—		—	—		—
	—	—		—	—	—		—	1,500	(10)	66,450
	—	—		—	—	—		—	6,000	(11)	265,800
	—	—		—	—	—		—	4,692	(3)	207,856
	—	—		—	—	—		—	2,346	(4)	103,927.8
George “Chip” D. Dufala, Jr.	—	—		—	—	50,000	(12)	2,215,000	—		—
	—	15,000	(13)	34.07	7/21/2026	—		—	—		—
	—	25,624	(13)	34.07	7/21/2026	—		—	—		—
	—	—			—	—		—	6,406	(3)	283,786
	—	—			—	—		—	3,203	(4)	141,893
Mark A. Green	5,938	17,814	(14)	31.83	6/3/2026	—		—	—		—
	3,750	11,250	(15)	32.20	6/15/2026	—		—	—		—
	—	—		—	—	—		—	5,938	(3)	263,053
	—	—		—	—	—		—	2,968	(4)	131,482.4
Richard Roeske	15,000	—		49.79	2/6/2017	—		—	—		—
	7,500	—		23.65	2/2/2020	—		—	—		—
	8,000	—		27.89	2/1/2021	—		—	—		—
	8,000	—		29.77	1/31/2022	—		—	—		—
	8,000	—		33.45	2/4/2023	—		—	—		—
	6,000	2,000	(7)	36.47	2/4/2024	—		—	—		—
	4,000	4,000	(8)	36.17	2/4/2025	—		—	—		—
	2,677	8,034	(2)	27.71	3/1/2026	—		—	—		—
	—	13,501	(16)	43.45	2/5/2018	—		—	—		—
	—	—		—	—	—		—	800	(10)	35,440
	—	—		—	—	—		—	3,200	(11)	141,760
	—	—		—	—	—		—	2,678	(3)	118,635
	—	—		—	—	—		—	1,339	(4)	59,318
Frank J. Sodaro (17)	6,000	—		49.79	2/6/2017	—		—	—		—

(1)	These options are scheduled to vest ratably in equal increments on 5/19/2017, 5/19/2018 and 5/19/2019.

(2)	These options are scheduled to vest ratably in equal increments on 9/1/2017, 9/1/2018 and 9/1/2019.

Executive Compensation

(3)
These performance-based RSUs are scheduled to vest on the date that performance results are certified following completion of the three-year performance period based on Relative TSR. The number shown represents the maximum number of RSUs that would be earned because the estimated performance results were above the target levels for the portion of the three-year performance period ending on February 28, 2019 that was completed as of December 31, 2016. Market value of these RSUs was determined using the closing price of $44.30 per share of Common Stock on December 31, 2016.

(4)
These performance-based RSUs are scheduled to vest on the date that performance results are certified based on the Three-Year Adjusted ROE. The number shown represents the target number of RSUs that would be earned because the estimated performance results were above the threshold levels for the portion of the three-year performance period ending on December 31, 2018 that was completed as of December 31, 2016. The market values were determined using the closing price of $44.30 per share of Common Stock on December 31, 2016.

(5)
These time-based RSUs are scheduled to vest in equal increments on 4/1/2018, 4/1/2019 and 4/1/2020. The market value was determined using the closing price of $44.30 per share of Common Stock on December 31, 2016.

(6)	These options are scheduled to vest ratably in equal increments on 5/17/2017, 5/17/2018, 5/17/2019 and 5/17/2020.

(7)	These options are scheduled to vest on 8/4/2017.

(8)	These options are scheduled to vest ratably in equal increments on 8/4/2017 and 8/4/2018.

(9)	These options are scheduled to vest on 6/6/2017.

(10)
These performance-based RSUs were scheduled to vest on 2/4/17 but were forfeited as of the vesting date as described under the caption Performance Results for 2014 Performance-Based RSU Awards on page 34. The number of shares shown represents the threshold number of shares that were granted because the actual performance results were below the threshold level. Market value of these shares was determined using the closing price of $44.30 per share of Common Stock on December 31, 2016.

(11)
These performance-based RSUs are scheduled to vest on 2/4/2018. The number shown represents the maximum number of RSUs that were granted because the estimated performance results were at the target levels for the portion of the three-year performance period ending on December 31, 2017 that was completed as of December 31, 2016. Market value of these RSUs was determined using the closing price of $44.30 per share of Common Stock on December 31, 2016.

(12)
These are time-based RSUs scheduled to vest in equal increments on 7/21/2017 and 7/21/2018. The market value was determined using the closing price of $44.30 per share of Common Stock on December 31, 2016.

(13)	These options are scheduled to vest ratably in equal increments on 1/21/2017, 1/21/2018, 1/21/2019 and 1/21/2020.

(14)	These options are scheduled to vest ratably in equal increments on 12/3/2017, 12/3/2018 and 12/3/2019.

(15)	These options are scheduled to vest ratably in equal increments on 12/15/2017, 12/15/2018 and 12/15/2019.

(16)	These options are scheduled to vest on 6/7/2017.

(17)
These are vested options that were not forfeited upon Mr. Sodaro’s departure from the Company on December 31, 2016, in accordance with the provision on exercise rights following termination included in the award agreement.

Executive Compensation

OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Joseph P. Lacher, Jr.	—	—	—	—
James J. McKinney	—	—	—	—
John M. Boschelli	20,000	170,000	—	—
George “Chip” D. Dufala, Jr.	—	—	—	—
Mark A. Green	—	—	—	—
Richard Roeske	15,000	94,500	—	—
Frank J. Sodaro	34,278	174,507	375	12,866

(1)
This is the gross number of shares subject to the exercise transactions without deduction of any shares surrendered or withheld to satisfy the exercise price and/or tax withholding obligations related thereto.

(2)	This is the difference between the exercise price of the shares acquired and the market price of such shares on the date of exercise, without regard to any related tax obligations.

(3)	This is the gross number of shares that vested without deduction for any shares withheld to satisfy tax withholding obligations.

(4)
This is the market value on the vesting date of the shares that vested, without regard to any related tax obligations. Market value was determined using the closing price per share of Common Stock on the vesting date.

Retirement Plans
The Company sponsors two tax-qualified retirement plans, the Pension Plan and the 401(k) and Retirement Plan (as defined on page 38 above). In addition to other requirements, eligibility for the Pension Plan had required a hire date prior to January 1, 2006, and those employees hired on or after January 1, 2006 instead are eligible to participate in the retirement portion of the 401(k) and Retirement Plan. Effective June 30, 2016, the Pension Plan was frozen and its participants became eligible for the retirement portion of the 401(k) and Retirement Plan. In general, eligibility under the 401(k) and Retirement Plan requires employees to be at least 21 years old with at least one year of service with the Company (as defined in the plan). Based on their hire dates, Messrs. Boschelli, Roeske and Sodaro were participants in the Pension Plan through June 30, 2016 when their benefits were frozen and they became eligible for the retirement portion of the 401(k) and Retirement Plan. Mr. Lacher became a participant in the retirement portion of the 401(k) and Retirement Plan in November 2016, and the other NEOs will be eligible to participate after completing one year of service with the Company. The NEOs are also eligible to defer on a voluntary basis a portion of their salaries under the 401(k) portion of the 401(k) and Retirement Plan that includes a Company-matching contribution feature offered to all employees meeting the age and service-based eligibility requirements.
Under the Pension Plan, a participant earned a benefit in an amount equal to a specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-consecutive-month period during the 120-month period that ends three calendar months prior to a participant’s termination date, or for 2016, the date that the Pension Plan was frozen. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. Messrs. Boschelli, Roeske and Sodaro are vested in the Pension Plan, as participants are vested after completing five years of service with the Company.

Executive Compensation

Under the retirement portion of the 401(k) and Retirement Plan, the Company will make an annual contribution, generally in February of the following year, on behalf of a participant in an amount equal to the participant’s “Annual Compensation” multiplied by a specified contribution percentage based on the participant’s years of vesting service with the Company (as such terms are defined in the plan). The first contribution on behalf of the Pension Plan participants who became eligible for the retirement portion of the 401(k) and Retirement Plan as of June 30, 2016 was made in February 2017, and is based on a half-year of service for 2016. Messrs. Boschelli, Roeske and Sodaro are vested under the retirement portion of the 401(k) and Retirement Plan, as participants are vested after completing three years of service with the Company.
Compensation covered by both the Pension Plan and retirement portion of the 401(k) and Retirement Plan includes the participant’s base salary and annual bonus. The normal retirement age under the qualified retirement plans is age 65. The normal form of distribution under the Pension Plan is a life annuity for a single retiree, or a joint and fifty-percent survivor annuity for a married retiree. Other forms of annuity are available to participants, but all forms of payment are actuarially equivalent in value. The normal form of distribution under the retirement portion of the 401(k) and Retirement Plan is a lump-sum payout.
Mr. Roeske is currently eligible for early retirement under the Pension Plan. A participant is eligible for early retirement benefits upon attaining age 55 with five years of service with the Company. The early retirement benefit payable to a participant under the Pension Plan is the retirement benefit that would have been payable at the normal retirement age of 65 actuarially reduced to give effect to the participant’s age at the time of early retirement.
The Pension SERP and Retirement SERP (as defined on page 38 above) were established to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan and the retirement portion of the 401(k) and Retirement Plan, respectively, under the Internal Revenue Code. The Pension SERP was effectively frozen as of June 30, 2016 when the Pension Plan was frozen. The Retirement SERP benefit is, and the Pension SERP benefit previously was, computed using the same formula used for the respective tax-qualified retirement plan, without regard to the limits imposed under the Internal Revenue Code. An employee who earns compensation over the qualified plan limitation may be eligible to participate in the Retirement SERP, or previously the Pension SERP, by designation of the Board of Directors. For 2016, compensation to determine the benefit under the Pension Plan and the retirement portion of the 401(k) and Retirement Plan was limited to $265,000.
As noted above, only Messrs. Boschelli, Roeske and Sodaro were eligible to participate in the Pension Plan and Pension SERP due to their dates of hire. The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan and Pension SERP for each participating NEO as of December 31, 2016:

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Joseph P. Lacher, Jr.	Pension Plan	—	—	—
	Pension SERP	—	—	—
James J. McKinney	Pension Plan	—	—	—
	Pension SERP	—	—	—
John M. Boschelli	Pension Plan	18.5	487,430	—
	Pension SERP	18.5	540,327	—
George “Chip” D. Dufala, Jr.	Pension Plan	—	—	—
	Pension SERP	—	—	—
Mark A. Green	Pension Plan	—	—	—
	Pension SERP	—	—	—
Richard Roeske	Pension Plan	24.5	946,343	—
	Pension SERP	24.5	759,244	—
Frank J. Sodaro	Pension Plan	19.5	518,169	—
	Pension SERP	19.5	460,853	—

(1)
A participant’s initial year of service as an employee is not used to determine credited service under the Pension Plan and Pension SERP. In addition, benefits for all participants under the Pension Plan were frozen as of June 30, 2016.

Executive Compensation

As a result, the numbers shown differ from each participant’s actual years of service by one year and six months. For Mr. Boschelli, the number shown also differs from his actual years of service by an additional six years because of a lump-sum payout of accrued benefits that he received in connection with a break in his service with the Company in 1997. For Mr. Roeske, the number shown also differs from his actual years of service by an additional six months due to the initial effective date of the plan that was six months after he joined the Company.

(2)
These accumulated benefit values are based on the years of credited service shown and the Average Monthly Compensation as of June 30, 2016, as described above in the narrative preceding this table. These present value amounts were determined on the assumption that distribution of benefits under the plans will not begin until age 65, the age at which retirement may occur under the Pension Plan and Pension SERP without any reduction in benefits, using the same measurement date, discount rate and actuarial assumptions described in Note 16, “Pension Benefits,” to the consolidated financial statements included in the Company’s 2016 Annual Report. The discount rate assumption was derived from the AON Hewitt AA Bond Universe Curve as of 12/31/2016 with a single equivalent rate of 4.08% and the mortality assumptions were based on the RP-2006 Table for Employees and Healthy Annuitants, Projected Generationally with Scale MP-2016.

Nonqualified Deferred Compensation
Deferred Compensation Plan
The Deferred Compensation Plan was established to allow certain executives who are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current-year compensation to a future period. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.
To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during a particular year is chosen when a participant elects to participate for that year and generally cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments payable up to a maximum of ten years or a single lump-sum payment. All payments begin on January 1 of the year chosen by the participant when the election is made. A participant may elect to defer up to 60 percent of his or her regular annual base salary and up to 85 percent of each award earned under any annual or multi-year incentive plan award or annual discretionary bonus regardless of amount. Withdrawals are not permitted under the Deferred Compensation Plan other than regularly scheduled distributions or upon Death or Disability if so chosen by the participant at the time of the annual election.
Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant from the choices made available by the Company. Investment choices may be changed by participants on a daily basis. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds selected by the Plan Administrator, which is the Compensation Committee of the Company’s Board of Directors. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan.
As employees designated by the Board of Directors, the NEOs are eligible to elect deferral of their cash salary and bonus under the Deferred Compensation Plan. Mr. Roeske is the only current NEO participant in the Deferred Compensation Plan, and he did not elect to defer any 2016 compensation under the plan. The fund selected for hypothetical investments in 2016 that would apply to Mr. Roeske’s balance under the Deferred Compensation Plan from prior deferrals (and the 2016 annual gain on investment) was the Wells Fargo Index Admin Fund (11.71 percent).

Executive Compensation

Retirement SERP
The Retirement SERP is discussed above in the narrative captioned Retirement Plans beginning on page 38. Messrs. Boschelli, Roeske and Sodaro became eligible participants in the Retirement SERP effective upon the Pension Plan freeze June 30, 2016, and initial contribution credits for 2016 were made to their Retirement SERP accounts in February 2017. The amounts of these contributions are shown in the table below. Mr. Lacher became an eligible participant in November 2016 and will be eligible for an initial contribution in February 2018 for 2017. The other NEOs will be eligible to participate after completing one year of service with the Company.
The following table shows the aggregate earnings in 2016 and the balances as of December 31, 2016 under the Retirement SERP and Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Joseph P. Lacher, Jr.	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	—	—
James J. McKinney	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	—	—
John M. Boschelli	Deferred Compensation Plan	—	—	—
	Retirement SERP	5,787	—	5,787
George “Chip” D. Dufala, Jr.	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	—	—
Mark A. Green	Deferred Compensation Plan	—	—	—
	Retirement SERP	—	—	—
Richard Roeske	Deferred Compensation Plan	—	16,539	157,842
	Retirement SERP	2,998	—	2,998
Frank J. Sodaro	Deferred Compensation Plan	—	—	—
	Retirement SERP	4,534	—	4,534

(1)
The amounts shown represent the aggregate balance for Mr. Roeske in the Deferred Compensation Plan, and is based on prior deferrals plus earnings or losses accrued through December 31, 2016, and the Company’s contributions to the respective officer’s Retirement SERP account for 2016.

Potential Payments Upon Termination or Change in Control
The following narrative describes the applicable terms of the agreements or plans that would provide benefits to the NEOs if their employment had terminated on December 31, 2016. The table below shows benefits that would have been payable to the NEOs as a direct result of either a change in control of the Company or the death or disability of the individual officer, had such an event occurred on December 31, 2016. The amounts shown in the table would have been payable pursuant to individual severance agreements (“Severance Agreements”) between the NEOs and the Company in connection with a “change in control” of the Company, as described below, or individual grant agreements executed with the Company in connection with cash bonus, stock option and/or RSU awards they received. Except for Mr. Sodaro, none of the NEOs is a party to any other agreement with the Company that would have entitled him or her to receive any severance payments or other termination benefits from the Company as of December 31, 2016 . As previously noted, Mr. Sodaro entered into a separation agreement with the Company that provided for certain severance benefits described in the Compensation Discussion and Analysis section above under the heading Changes to NEO Compensation for 2017 on page 37, and subsequently left the Company effective December 31, 2016. As a result, the amounts shown for Mr. Sodaro in the table below are limited to the actual termination event that occurred and do not include a potential termination in connection with a change in control.

Executive Compensation

Retirement Plans
In addition to the amounts shown in the table on page 53 below, the NEOs would have been entitled to receive benefits to which they have vested rights upon retirement under the Pension Plan and Pension SERP (or 401(k) and Retirement Plan and Retirement SERP), as described and/or quantified above under the heading Retirement Plans and in the Pension Benefits and Nonqualified Deferred Compensation tables and corresponding footnotes, as applicable. Any NEOs who had participated in the Deferred Compensation Plan might have been entitled to receive distributions in accordance with their previously chosen elections under the plan, as described above under the caption Nonqualified Deferred Compensation. In addition, the NEOs would have been entitled to receive benefits that are generally available to employees of the Company and do not discriminate in scope, terms or operation in favor of executive officers. These include benefits payable: (a) upon termination of employment, such as payments of 401(k) and Retirement Plan distributions and accrued paid time off; and (b) upon death or disability, under life, business travel or long-term disability insurance.
Messrs. Lacher, Boschelli and Sodaro had not reached early retirement age as of December 31, 2016 and so would not have been eligible to begin receiving retirement benefits as of December 31, 2016. Messrs. McKinney, Dufala and Green were not eligible to participate in the retirement portion of the 401(k) and Retirement Plan or Retirement SERP as of December 31, 2016 because they had not completed one year of service with the Company.
Severance Agreements
The Severance Agreements would provide various severance benefits to the NEOs in the event their employment terminates under certain circumstances within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated with “good reason,” in either case in anticipation of a change in control. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board, or if, under the circumstances specified in the Severance Agreements, a merger or consolidation of the Company or sale of substantially all of the Company’s assets is consummated or a liquidation or dissolution plan is approved by the Company’s shareholders.
If applicable, each NEO other than Mr. Sodaro would be entitled under the Severance Agreements to receive the following, subject to execution of a release and other specified requirements:

•
a lump-sum severance payment based on a multiple of three (for Mr. Lacher) or two (for the other NEOs) of such officer’s annualized salary and bonus, determined as of the higher of such officer’s prior-year annual bonus or a percentage of such officer’s base salary (150% for Mr. Lacher or 110% for the other NEOs) (“Annual Bonus”) plus a pro-rata portion of the Annual Bonus based on the number of months that such officer was employed during the year in which the change in control occurred;

•
continuation for three years (for Mr. Lacher) or two years (for the other NEOs) of the life insurance benefits that were being provided by the Company to such NEO and his family immediately prior to termination;

•
a lump-sum payment equal to the excess of cost for COBRA coverage over the employee-cost for health insurance benefits for thirty-six months (for Mr. Lacher) or twenty-four months (for the other NEOs) that were being provided by the Company to such NEO and his family immediately prior to termination, regardless of whether COBRA coverage is actually elected; and

•	outplacement services at the Company’s expense for up to fifty-two weeks.
The Severance Agreements include a provision related to potential excise taxes payable by the NEOs under Sections 4999 and 280G of the Internal Revenue Code that would entitle them to receive either (a) the full benefits payable as a result of a qualifying termination related to a change of control, whether under the Severance Agreements, equity award agreements or other applicable provisions (subject to such potential excise taxes), or (b) a reduced amount that falls below the applicable safe harbor provided under Section 280G, whichever amount provides the greater after-tax value.

Executive Compensation

Performance Incentive Plan Awards
If the employment of one of the NEOs had terminated as of December 31, 2016 due to a change in control of the Company (as defined under the applicable award agreements), the applicable performance period for any outstanding Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the greater of the payout due: (a) based on the actual results for the revised performance period relative to the applicable performance goal(s) for the award; or (b) at the target performance level for the award.
If the employment of one of the NEOs had terminated as of December 31, 2016 due to death or disability, the applicable performance period for any outstanding Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the amount due at the target performance level for such award, reduced pro-rata based on the number of months remaining in the performance period as of the date of termination.
If the employment of one of the NEOs had terminated as of December 31, 2016 and, as of such date, such officer was Retirement Eligible, the determination of any payouts under any outstanding Multi-Year PIP Award would have been based on the actual performance results determined at the end of the original performance period for the award, but the amount due would have been prorated based on the ratio of the number of months that such officer was employed during the performance period to the total number months in the performance period. The amount due would have been paid at the same time as the payouts under the respective Multi-Year PIP Awards to active plan participants.
If the employment of an NEO had terminated as of December 31, 2016 for any other reason, any outstanding Multi-Year PIP Award would have been forfeited on the termination date.
Equity-Based Awards
Stock Option Awards
If the employment of an NEO had terminated as of December 31, 2016 due to death or disability or due to a change in control of the Company, any outstanding unvested stock option would have vested on the termination date. For awards granted beginning in 2014, if the employment of an NEO had terminated as of December 31, 2016 and, as of such date, such officer was Retirement Eligible, any outstanding unvested stock option would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2016 for any other reason, such outstanding unvested stock option awards would have been forfeited on the termination date.
Time-Based RSU Awards
If the employment of an NEO had terminated as of December 31, 2016 due to death or disability or due to a change in control of the Company, any outstanding unvested time-based RSU awards would have vested on the termination date. For awards granted beginning in 2014, if the employment of an NEO had terminated as of December 31, 2016 and, as of such date, such officer was Retirement Eligible, any outstanding unvested time-based RSU awards would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2016 for any other reason, such outstanding unvested time-based RSU awards would have been forfeited on the termination date.
Performance-Based RSU Awards
If the employment of an NEO had terminated as of December 31, 2016 due to a change in control of the Company, the performance period for any outstanding performance-based RSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest based on the greater of the target performance level or actual performance results for the truncated performance period.
If the employment of an NEO had terminated as of December 31, 2016 due to death or disability, the performance period for any outstanding performance-based RSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest at the target performance level, reduced pro-rata based on the ratio of the number of months in the truncated performance period to the total number months in the original performance period.

Executive Compensation

If the employment of an NEO had terminated as of December 31, 2016 and, as of such date, such officer was Retirement Eligible, any outstanding performance-based RSU awards would remain outstanding until the end of the original performance period and then vest or be forfeited as determined based on actual performance results, but reduced pro-rata based on the ratio of the number of months that such officer was employed during the performance period to the total number months in the performance period. If, as of such termination date, such officer was not Retirement Eligible, any outstanding unvested performance-based RSU awards would have been forfeited on the termination date.
The following table shows amounts that would have become payable to the NEOs in connection with their termination of employment as of December 31, 2016 resulting from a change in control of the Company or the death or disability of the individual officer.

POTENTIAL PAYMENTS UPON TERMINATION
FROM A CHANGE IN CONTROL (“CIC”) OR DEATH/DISABILITY AT DECEMBER 31, 2016

Name	Lump-Sum Severance Payments(1)	Accelerated Stock Options (2)	Accelerated Time-Based RSUs (2)(3)	Accelerated Performance-Based RSUs (2)(4)(5)	Accelerated Multi-Year PIP Awards (6)(7)	Services and Payments related to Welfare Benefits and Out-placement(8)	Total
Joseph P. Lacher, Jr.
Termination due to CIC	6,750,000	1,462,772	—	3,197,441	—	83,059	11,493,272
Death or Disability	—	1,462,772	—	710,542	—	—	2,173,314
Other Termination	—	—	—	—	—	—	—
James J. McKinney
Termination due to CIC	1,972,500	82,615	708,800	334,775	—	64,297	3,162,987
Death or Disability		82,615	708,800	12,399	—	—	803,814
Other Termination	—	—	—	—	—	—	—
John M. Boschelli
Termination due to CIC	2,120,000	337,475	—	577,583	245,280	71,337	3,351,675
Death or Disability	—	337,475	—	290,785	344,240	—	972,500
Other Termination	—	—	—	—	—	—	—
George “Chip” D. Dufala, Jr.
Termination due to CIC	2,303,750	415,584	2,215,000	425,679	—	69,641	5,429,654
Death or Disability	—	415,584	2,215,000	39,415	—	—	2,669,999
Other Termination	—	—	—	—	—	—	—
Mark A. Green
Termination due to CIC	2,072,000	358,266	—	394,580	—	52,879	2,877,725
Death or Disability	—	358,266	—	51,149	—	—	409,415
Other Termination	—	—	—	—	—	—	—
Richard Roeske
Termination due to CIC	1,961,000	192,940	—	319,713	295,400	48,327	2,817,380
Death or Disability	—	192,940	—	157,678	245,283	—	595,901
Other Termination	—	—	—	—	—	—	—
Frank J. Sodaro (9)
Termination due to CIC	—	—	—	—	—	—	—
Death or Disability	—	—	—	—	—	—	—
Other Termination	450,000	—	—	—	—	14,400	464,400

(1)
The amounts shown represent cash severance payable under the Severance Agreements assuming that no reduction would be made under the provision in the agreements related to potential excise taxes payable by the NEOs under Sections 4999 and 280G of the Internal Revenue Code. Any such reduction would have been determined based on the specific facts of the actual termination event.

Executive Compensation

(2)
The amounts shown for a hypothetical termination due to a change in control assume that the Board of Directors elected to accelerate the vesting of outstanding stock options and RSU shares as of December 31, 2016. Acceleration of the vesting of stock options and RSUs would occur automatically upon the death or disability of the NEO pursuant to the terms of the applicable plans and grant agreements. The amounts shown represent the “in-the-money” value of the stock options and market value of RSUs that would have been subject to accelerated vesting as of December 31, 2016. The value shown for accelerated “underwater” stock options is zero. The total numbers and market values of unvested RSU awards and of shares subject to unvested stock options, and the exercise prices thereof, are set forth in the Outstanding Equity Awards at 2016 Fiscal Year-End table on page 45. The accelerated stock option and RSU values shown were calculated using the closing price of $44.30 per share of Common Stock on December 31, 2016.

(3)	The amounts shown represent the values of outstanding time-based RSUs that would automatically vest from the hypothetical termination event.

(4)
The amounts shown for a hypothetical termination due to a change in control represent estimated values of payouts under the 2014, 2015 and 2016 performance-based RSUs resulting from such event as of December 31, 2016. In such event, the payout under outstanding performance-based RSUs would be based on the greater of performance at the target level or actual performance results for a truncated performance period ending on the date of the change in control. Except for the 2016 performance-based RSUs based on Relative TSR, the values included in the table represent a payout at the target performance level because the actual performance for the truncated period were below the target performance level. For the 2016 performance-based RSUs based on Relative TSR, the values included in the table represent a payout at the maximum performance level because the actual performance for the truncated period exceeded the performance level necessary to obtain a maximum payout.

(5)
The amounts shown for a hypothetical death or disability represent estimated values of payouts under the 2014, 2015 and 2016 PBRSU awards resulting from such event as of December 31, 2016. In such event, the amount of the payout for each award would have been determined at the target level but reduced pro-rata based on the number of months in the Performance Period during which the NEO was an active employee for at least fifteen days divided by the total number of months in the original Performance Period.

(6)
The amounts shown for a hypothetical termination due to a change in control represent estimated values of payouts under the 2014 and 2015 Multi-Year PIP Awards resulting from such event as of December 31, 2016. In such event, the amount of the payout for each award would have been the greater of the payout due based on the actual performance results or at the target performance level. For the 2014 Multi-Year PIP Awards, for Messrs. Boschelli, Roeske and Sodaro, the payout due based on actual performance results was lower than the payout at the target performance level. Accordingly, the excess of the payout at the target performance level over the payout due based on actual performance results is included in the table for such NEOs. For Messrs. Boschelli, Roeske and Sodaro, the payout due based on actual performance results was lower than the payout at the target performance level. Accordingly, the amounts included in the table for the 2015 Multi-Year PIP Awards represent the amount of the payout for such awards at the target performance level for the truncated performance period ending on December 31, 2016. The processes for determining Multi-Year PIP Award payouts under possible termination events are described in the narrative preceding this table.

(7)
The amounts shown for a hypothetical death or disability represent estimated values of payouts under the 2014 and 2015 Multi-Year PIP Awards resulting from such event as of December 31, 2016. In such event, the amount of the payout for each award would have been determined at the target level but reduced pro-rata based on the number of full months in the Performance Period during which the NEO was an active employee divided by the total number of months in the original Performance Period. For the three-year performance period ending on December 31, 2016, the value included in the table represents 100 percent of a payout at the target performance level. For the three-year performance period ending on December 31, 2017, the value included in the table represents two-thirds of a payout at the target performance level. The processes for determining Multi-Year PIP Award payouts under possible termination events are described in the narrative preceding this table.

(8)
The amount shown for Mr. Sodaro was incurred by the Company for outplacement services. The amounts shown for the other NEOs other are the estimated costs to the Company to provide continuation of life insurance benefits for up to three years (in the case of Mr. Lacher) or two years (for the other NEOs), lump-sum payments related to health insurance, and outplacement services for fifty-two weeks pursuant to the Severance Agreements, as described in the

Executive Compensation

narrative preceding this table. The lump-sum payment related to health insurance is equal to the amount that the COBRA-rate would exceed the active-employee rate for the officer’s coverage for 36 months for Mr. Lacher and 24 months for all other NEOs regardless of whether such officer would elect to continue coverage under COBRA.

(9)
Because Mr. Sodaro was not serving as an executive officer on December 31, 2016, the amounts shown for him in this table are limited to his actual termination event on December 31, 2016 and were incurred pursuant to his letter agreement and related separation agreement with the Company as described on page 37 under the heading Changes Made to NEO Compensation for 2017.

Proposal 3

Proposal 3: Advisory Vote to Approve the Compensation of the Named Executive Officers

Overview

This proposal provides you with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the NEOs as disclosed in this Proxy Statement in accordance with the applicable compensation disclosure rules (“Say-On-Pay Vote”). At the Company’s 2011 Annual Meeting, the Company’s shareholders approved the Company’s first Say-On-Pay Vote by over 97% of the votes cast on the proposal, and voted in favor of having the Company provide future Say-On-Pay Votes every three years. At the Company’s 2014 Annual Meeting, the Company’s shareholders approved the Company’s second Say-On-Pay Vote by over 97% of the votes cast on the proposal.

In voting on Proposal 3, you will be voting whether to approve the following resolution:

“RESOLVED, that, the Company’s shareholders approve the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of SEC Regulation S-K in the Proxy Statement for the 2017 Annual Meeting of Shareholders, including the section captioned Compensation Discussion and Analysis, the compensation tables and related narrative discussions.”

This proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the NEOs as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Compensation Discussion and Analysis section of this Proxy Statement that begins on page 21 above provides an Executive Summary and detailed information on the executive compensation program and amounts paid to the Company’s NEOs for 2016. The Company encourages you to review the Compensation Discussion and Analysis in considering whether to vote in favor of this proposal. The Company believes that the 2016 executive compensation program has served as an effective means of attracting the new members of its leadership team and that the program’s components, including the Company’s Annual Incentive Program, will serve as a key supporting mechanism to drive the Company’s improved financial performance.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “For” Proposal 3.

Proposal 4

Proposal 4: Advisory Vote to Approve the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers

SEC regulations that took effect in 2011 require companies to provide shareholders with the opportunity every six years to vote on a non-binding, advisory basis for their preference about the frequency of future Say-On-Pay Votes. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that the Company conduct future Say-On-Pay Votes once every one, two or three years. Shareholders may instead abstain from voting on this proposal.

The Board of Directors recommends that shareholders vote for a one-year frequency for future Say-On-Pay Votes. The Board considered factors in favor of longer intervals, including their focus on long-term business results instead of short-term aberrations and variations, and the alignment of three-year voting intervals with the three-year performance cycles in the Company’s equity-based compensation program. However, the Board believes that an annual Say-On-Pay Vote is the appropriate approach for the Company to adopt at this time, primarily due to the fact that annual Say-On-Pay Votes have become the practice of a majority of public companies over the past six years and are considered by a majority of institutions and other shareholder groups to be a preferred method for providing timely feedback on executive compensation.

This vote is advisory and not binding on the Company or the Board of Directors. The proxy card will provide shareholders with the opportunity to choose among three options as to their preferred frequency for future Say-On-Pay Votes. Shareholders may cast a vote on the voting frequency by selecting the option of one year, two years or three years, or may abstain from voting.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote for the option of a “One Year” frequency in Proposal 4.

Ownership of Kemper Stock

Ownership of Kemper Common Stock

Directors and Executive Officers
On March 9, 2017, there were approximately 51,295,980 shares of the Company’s Common Stock outstanding. The following table shows the beneficial ownership of the Common Stock as of March 9, 2017 (unless otherwise indicated) by: (a) each director; (b) each Named Executive Officer; and (c) all directors and executive officers as a group.

Name of Beneficial Owner	Common Shares at March 9, 2017(1)	Stock Options Exercisable On or Before May 8, 2017(2)	Total Shares Beneficially Owned	Percent of Class(3)
Directors:
George N. Cochran	4,628	9,179	13,807	*
Kathleen M. Cronin	2,920	8,000	10,920	*
Douglas G. Geoga	11,750	37,965	49,715	*
Thomas M. Goldstein	—	—	—	*
Lacy M. Johnson	—	—	—	*
Robert J. Joyce	5,920	17,179	23,099	*
Joseph P. Lacher, Jr.	—	48,628	48,628	*
Christopher B. Sarofim	3,920	16,000	19,920	*
David P. Storch	8,920	29,179	38,099	*
NEOs (other than Mr. Lacher who is listed above):
James J. McKinney	—	—	—	*
John M. Boschelli	23,305	23,441	46,746	*
George "Chip" D. Dufala, Jr.	—	10,156	10,156	*
Mark A. Green	1,000	9,688	10,688	*
Richard Roeske	48,172	44,177	92,349	*
Frank J. Sodaro (4)	2,270	—	2,270	*
Directors, NEOs and Executive Officers as a Group (18 persons)	198,935	273,293	472,228	*
(1) The shares shown for non-employee directors (i.e, the directors other than Mr. Lacher) include outstanding DSUs, and the numbers of shares for NEOs and other executive officers include any shares of Common Stock indirectly held in the Company’s 401(k) and Retirement Plan. The shares shown for the non-employee directors include 2,920 DSUs for Mr. Cochran and Ms. Cronin and 3,920 DSUs for Messrs. Geoga, Joyce, Sarofim and Storch outstanding on March 9, 2017. RSUs held by officers are not included in the amounts shown in this table because they are not deemed beneficially owned shares of Common Stock under SEC rules applicable to this table unless they will vest within 60 days. Accordingly, the shares shown for the NEOs and the Executive Officers as a Group do not include the following outstanding performance-based RSUs: Lacher (62,553); McKinney (11,274); Boschelli (13,235); Dufala (13,127); Green (11,758); Roeske (5,992); and for all NEOs and Executive Officers as a Group (143,241); and the shares shown also do not include the following outstanding time-based RSUs: McKinney (16,000); Dufala (50,000); and for all the NEOs and Executive Officers as a Group (66,200). To the Company’s knowledge, the beneficial owner has sole voting and sole dispositive power with respect to the shares listed opposite his or her name, unless otherwise indicated.
(2) The shares shown include stock options outstanding as of March 9, 2017 that will be vested as of May 8, 2017.
(3) The percentages shown for any individual and for the directors and executive officers as a group are based on the 51,295,980 shares of the Company’s Common Stock outstanding on March 9, 2017, plus shares that the respective individual or group has the right to acquire through DSU, RSU or stock option awards outstanding on March 9, 2017 that will be vested as of May 8, 2017. An asterisk in this column indicates a percentage of less than 1 percent.
(4) The shares shown are based on information provided to the Company by Mr. Sodaro.

Ownership of Kemper Stock

Certain Beneficial Owners
The following table sets forth information about persons, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. To the Company’s knowledge, the beneficial owner has sole voting and sole dispositive power with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Singleton Group LLC	8,334,520	(2)	16.2%
3419 Via Lido, #630 Newport Beach, California 92663
BlackRock, Inc.	4,492,486	(3)	8.8%
55 East 52nd Street New York, New York 10055
Dimensional Fund Advisors LP	4,327,451	(4)	8.4%
Building One 6300 Bee Cave Road Austin, Texas 78746
Fayez Sarofim and Fayez S. Sarofim & Co.	3,517,757	(5)	6.9%
Two Houston Center, Suite 2907 909 Fannin Street Houston, Texas 77010
Vanguard	3,273,845	(6)	6.4%
100 Vanguard Boulevard Malvern, Pennsylvania 19355
T. Rowe Price Associates, Inc.	2,655,551	(7)	5.2%
100 East Pratt Street Baltimore, Maryland 21202

(1)	The percentages shown are based on the 51,295,980 shares outstanding on March 9, 2017.

(2)
Based on information reported in a Schedule 13D/A filed jointly with the SEC on December 31, 2015, the Singleton Group LLC (“LLC”), William W. Singleton, Christina Singleton Mednick and Donald E. Rugg, as managers of the LLC, the LLC directly owns 8,334,520 shares of Common Stock. William W. Singleton, Christina Singleton Mednick and Donald E. Rugg, as managers of the LLC, share voting and dispositive power with respect to the shares of Common Stock held by the LLC, and so may be deemed beneficial owners of all such shares, and Donald E. Rugg has sole voting and dispositive power with respect to 412 shares of Common Stock. As a result of these shares beneficially owned outside of the LLC and his role as a manager of the LLC, Donald E. Rugg may be deemed a beneficial owner of 8,334,932 shares of Common Stock. In a Form 4 filed with the SEC on May 8, 2014, William W. Singleton and Christina Singleton Mednick reported having indirect interests in these shares as trustees and beneficiaries of certain trusts holding membership interests in the LLC and as managers of the LLC and disclaimed beneficial interest of the shares of Common Stock held by the LLC except to the extent of their respective pecuniary interests therein.

(3)
Based on information reported in a Schedule 13G/A filed with the SEC on January 25, 2017, BlackRock, Inc. (“BlackRock”) beneficially owns an aggregate of 4,492,486 shares of Common Stock as of December 31, 2016, as to which BlackRock has sole dispositive power and which includes 4,398,387 shares as to which it has sole voting power. BlackRock also reported that it was filing as the parent holding company or control person of certain subsidiaries listed in an exhibit to the Schedule 13G/A.

(4)
Based on information reported in a Schedule 13G/A filed with the SEC on February 9, 2017, Dimensional Fund Advisors LP (“Dimensional”) beneficially owns an aggregate of 4,327,451 shares of Common Stock as of December 31, 2016, as to which Dimensional has sole dispositive power and which includes 4,285,678 shares as to which it has sole voting

Ownership of Kemper Stock

power. According to the Schedule 13G/A, these shares are held by four investment companies to which Dimensional furnishes investment advice, and certain other commingled funds, group trusts and separate accounts for which Dimensional serves as investment manager or sub-adviser. Dimensional disclaimed beneficial ownership of these shares.

(5)
Based on information reported in a Schedule 13G/A filed jointly with the SEC on February 10, 2017 by Fayez Sarofim, Fayez Sarofim & Co., Sarofim Trust Co. and Sarofim International Management Co., Fayez Sarofim may be deemed to be the beneficial owner of 3,517,757 shares of Common Stock as of December 31, 2016. Of such shares, Fayez Sarofim reported sole voting and dispositive power as to 2,469,070 shares, shared voting power as to 1,041,985 shares and shared dispositive power as to 1,048,687 shares.

Fayez Sarofim & Co. (of which Fayez Sarofim is the Chairman of the Board, Chief Executive Officer, a director, and the majority shareholder) may be deemed to be the beneficial owner of 1,048,687 shares of Common Stock as of December 31, 2016 as to which Fayez Sarofim & Co. has shared dispositive power, and which includes 1,041,985 shares as to which it has shared voting power. According to the Schedule 13G/A, 308,567 shares are held in investment accounts that are managed by Fayez Sarofim & Co. for numerous clients as to which Fayez Sarofim & Co. has full investment discretion.
Sarofim Trust Co., a wholly-owned subsidiary of Fayez Sarofim & Co., may be deemed to be the beneficial owner of 15,100 shares of Common Stock as of December 31, 2016 as to which it has shared voting and dispositive power. According to the Schedule 13G/A, all 15,100 shares are held in investment advisory accounts managed by Sarofim Trust & Co.
Sarofim International Management Co., a wholly-owned subsidiary of Fayez Sarofim & Co., directly owns 725,020 shares of Common Stock as of December 31, 2016 as to which it has shared voting and dispositive power.

(6)
Based on information reported in a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2016, Vanguard may be deemed to be the beneficial owner of 3,273,845 shares of Common Stock as of December 31, 2016. Of such shares, Vanguard reported sole voting power as to 50,426 shares, sole dispositive power as to 3,220,106 shares, shared voting power as to 5,500 shares and shared dispositive power as to 53,739 shares.

According to the Schedule 13G/A, Vanguard’s wholly-owned subsidiary, Vanguard Fiduciary Trust Company, is the beneficial owner of 48,239 shares of Common Stock as a result of its serving as the investment manager of collective trust accounts. Additionally, Vanguard’s wholly-owned subsidiary, Vanguard Investments Australia, Ltd. is the beneficial owner of 7,687 shares of Common Stock as a result of its serving as an investment manager of Australian investment offerings.

(7)
Based on information reported in a Schedule 13G/A filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. (“T. Rowe Price”), T. Rowe Price may be deemed to be the beneficial owner of 2,655,551 shares of Common Stock as of December 31, 2016 as to which T. Rowe Price has sole voting power as to 564,772 shares and sole dispositive power as to 2,655,551 shares. According to information provided to the Company by T. Rowe Price, these shares are owned by various individual and institutional investors to which T. Rowe Price serves as an investment adviser. T. Rowe Price disclaimed beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10 percent of the registered class of the Company’s equity securities to file with the SEC reports of ownership and reports of changes in ownership of such securities. Based on the Company’s knowledge of stock transactions, its review of copies of reports filed under Section 16(a) and written representations furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than ten percent beneficial owners were complied with for the fiscal year ended December 31, 2016.

Frequently Asked Questions

Frequently Asked Questions

Proxy and Proxy Statement

What is a Proxy?
A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Joseph P. Lacher, Jr., our President and Chief Executive Officer, and C. Thomas Evans, Jr., our Senior Vice President, Secretary and General Counsel, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.

What is a Proxy Statement?
A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the SEC which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date

Who can vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you owned Common Stock at the close of business on the Record Date.

How many votes do I have?
Each share of Common Stock that you owned on the Record Date entitles you to one vote. Your proxy card indicates the number of shares of Common Stock that you owned on the Record Date that may be voted at the Annual Meeting.

How many shares of Kemper stock are eligible to be voted at the Annual Meeting?
At the close of business on the Record Date, there were 51,295,980 shares of Common Stock issued and outstanding. Accordingly, 51,295,980 shares of Common Stock are eligible to be voted at the Annual Meeting. Kemper had no other voting securities outstanding on the Record Date.

What is a quorum?
To conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted toward a quorum.

On what am I being asked to vote on?
Shareholders are being asked to vote on the following proposals at the Annual Meeting:
Proposal 1:     Election of the director Nominees listed beginning on page 10;

Proposal 2:	Consider and vote on an advisory proposal on the ratification of the selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accountant for 2017;
Proposal 3:     Consider and vote on an advisory proposal on the compensation of the Company’s Named Executive
Officers, as disclosed in this Proxy Statement; and
Proposal 4:     Consider and vote on an advisory proposal on the frequency of future advisory proposals on the compensation of the Company’s Named Executive Officers.

Frequently Asked Questions

What is the difference between a shareholder that holds shares as a “registered shareholder” or in “street name”?
The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with Computershare in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

What are the different methods that I can use to vote my shares of Common Stock?

Shares held by registered shareholders:
If you hold your shares of Common Stock as a registered shareholder, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date your proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on your proxy card and follow the recorded instructions no later than 10:59 p.m. Central Daylight Time on Tuesday, May 2, 2017;

•	Access the proxy voting website identified on your proxy card and follow the instructions no later than 10:59 p.m. Central Daylight Time on Tuesday, May 2, 2017; or

•	Attend the Annual Meeting in person and deliver your proxy card or ballot to one of the ushers when requested to do so.

Shares held in street name:
If you hold your shares of Common Stock in street name, your broker (or other institution holding your shares of Common Stock in street name) generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.

Shares held through 401(k) and Retirement Plan:
If you hold your shares of Common Stock through the Company’s 401(k) and Retirement Plan, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date your proxy card and return it by 1:00 a.m. Central Daylight Time on Monday, May 1, 2017 (“401(k) Deadline”), for your voting instructions to be effective;

•	Call the toll-free telephone number on your proxy card and follow the recorded instructions by the 401(k) Deadline, for your voting instructions to be effective; or

•	Access the proxy voting website identified on your proxy card and follow the instructions by the 401(k) Deadline, for your voting instructions to be effective.
If you provide timely voting instructions for your 401(k) and Retirement Plan shares, the plan trustee will confidentially vote your shares in accordance with your voting instructions. In accordance with the terms of the 401(k) and Retirement Plan, if you do not vote your plan shares before the voting deadline, the plan trustee will vote your shares in the same proportion as all other shares were voted in accordance with timely voting instructions provided to the trustee by all other plan participants.
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with

Frequently Asked Questions

electronic access, such as usage charges from Internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 10:59 p.m. Central Daylight Time on the day before the Annual Meeting, and, for 401(k) and Retirement Plan shares, by the 401(k) Deadline. The reason for this cut-off is to allow for the timely assembly and tabulation of voting instruction data.

How do I vote my Common Stock in person?
If you owned Common Stock in your own name on the Record Date, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may vote by written ballot or by delivering a signed proxy card. However, note that: (a) shares held through the 401(k) and Retirement Plan must be voted by the 401(k) Deadline and, accordingly, may not be voted in person at the Annual Meeting; and (b) if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on the Record Date and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, C. Thomas Evans, Jr., prior to the commencement of the Annual Meeting.

If I plan to attend the Annual Meeting, should I give my proxy?
Regardless of whether you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.

How will my proxy be voted?
If you (or your broker or other institution holding your shares held in street name) properly sign and timely return your proxy card, or timely deliver your voting instruction by telephone or over the Internet, the individuals designated as proxies on the proxy card will vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting for each director Nominee. With respect to Proposals 2 and 3, you may choose to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting. With respect to Proposal 4, you are given the choice of voting for a frequency of “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or to “ABSTAIN” from voting. For specific information about a particular proposal, please refer to the section of this Proxy Statement that pertains to such proposal as indicated in the Table of Contents.
For shares held as a registered shareholder, if you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. For shares held in street name, you should contact your broker (or other institution) to determine the method by which your shares will be voted if you sign the proxy card but do not make specific choices. The Board of Directors recommends that you vote “FOR” all of the director Nominees in Proposal 1, “FOR” Proposals 2 and 3 and for a vote frequency of “ONE YEAR” in Proposal 4.

What does it mean if I receive more than one proxy card?
If your Kemper shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.

Frequently Asked Questions

What are broker non-votes and how might they affect voting?
The applicable NYSE rules allow a stockbroker holding securities in street name for its customer to exercise discretionary voting power for those securities with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted on. Broker non-votes can occur when a stockbroker does not receive voting instructions from its customer on a non-discretionary matter. Under the current NYSE rules, director elections and all matters related to executive compensation are considered non-discretionary matters for which brokers cannot vote undirected shares. Any shares you hold in street name will not be voted with regard to Proposals 1, 3 and 4 unless you provide timely voting instructions to your broker. Under the NYSE rules, Proposal 2 is considered a discretionary matter for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to this matter.

How will voting on any other business be conducted?
As of the date hereof, the Company’s management is aware of no business that will come before the Annual Meeting other than Proposals 1 through 4 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.

Who will tabulate the votes, and how do I find out the voting results after the Annual Meeting?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election. The Company will report the voting results in a Current Report on Form 8-K that it will file with the SEC within four business days after the Annual Meeting.

May I revoke my proxy or change my voting instructions?

Shares held as a registered shareholder:
You may revoke your proxy or change your voting instructions for registered shares as follows:

•	Deliver another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

•	Notify the Company’s Secretary, C. Thomas Evans, Jr., in writing prior the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote any time prior to 10:59 p.m. Central Daylight Time on Tuesday, May 2, 2017; or

•	Attend the Annual Meeting in person and deliver a new, signed proxy card or ballot to one of the ushers when requested to do so.

Shares held through the 401(k) and Retirement Plan:
You may revoke your proxy or change your voting instructions for shares held through the 401(k) and Retirement Plan by completing any of the following:

•	Deliver another signed proxy card with a later date prior to the 401(k) Deadline; or

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote anytime prior to the 401(k) Deadline.
Shares held in street name:
You should contact your stockbroker (or other institution holding your shares) to determine the procedures, if any, for revoking or changing your voting instructions for shares held in street name.

Frequently Asked Questions

Shareholder Proposals, Nominations and Communications

May a shareholder nominate someone at the Annual Meeting to be a director of Kemper or bring any other business before the 2017 Annual Meeting?
The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record who meets the requirements set forth in Section 14 of the Company’s Bylaws and provides the required information in the notice within the time period described therein. Each year’s proxy statement states the applicable time period for providing such a notice for the next year’s annual meeting. The deadline for notices in relation to the 2017 Annual Meeting has expired, and the Company did not receive any such notices that complied with the Bylaws requirements during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2017 Annual Meeting will be in order. The procedures for shareholders to nominate directors or make other proposals relating to the 2018 Annual Meeting are summarized below in the answers to the following two questions.

How may a shareholder nominate someone to be a director of Kemper or bring any other business before the 2018 Annual Meeting?
In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate one or more directors or bring other business to be considered by shareholders at the 2018 Annual Meeting, such proposals must be made in writing to the Company no earlier than February 2, 2018 and no later than March 5, 2018. However, if the date of the 2018 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2017 Annual Meeting date (i.e., May 3, 2017), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2018 Annual Meeting and no later than the close of business on the later of (a) the 60th day prior to the 2018 Annual Meeting, or (b) the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made.
All shareholder proposals and notices should be submitted to the Secretary of Kemper Corporation, at One East Wacker Drive, Chicago, Illinois 60601.
Please note that these requirements relate only to matters intended to be proposed from the floor of the 2018 Annual Meeting. They are separate from certain SEC requirements that must be met to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.

When are shareholder proposals due so that they may be included in Kemper’s Proxy Statement for the 2018 Annual Meeting?
Pursuant to the regulations of the SEC that are currently in effect, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2018 Annual Meeting must do so no later than November 22, 2017. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. These requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. Under SEC rules in effect on the date of this Proxy Statement, shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to the Secretary of Kemper Corporation, at One East Wacker Drive, Chicago, Illinois 60601.

How may a shareholder or other interested party communicate with the Board of Directors?
Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Kemper Corporate Responsibility Hotline at 888.695.3359 or by submitting a report or inquiry online at MyComplianceReport.com (enter access code KEMP).
.

Frequently Asked Questions

The hotline and the online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chair of the Nominating & Corporate Governance Committee if addressed to the non-management or independent directors as a group.

Cost of Proxy Solicitation

What are the costs of soliciting these proxies and who pays them?
The Company has retained the services of Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies and will pay Innisfree a base fee of $15,000 for these services, plus its related costs and expenses. The Company will bear the total expense of the solicitation that will include, in addition to the amounts paid to Innisfree, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal distribution of proxy materials will be through the Internet, solicitation of proxies will also be made by mail. Additional proxy solicitation may be made by telephone or other direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Additional Information about Kemper and Householding Requests

Where can I find more information about Kemper?
The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments thereto are accessible free of charge through its website, kemper.com, as soon as reasonably practicable after such materials are filed with or furnished to the SEC. You may also obtain at no charge a copy of the Company’s most recent Annual Report on Form 10-K, other materials filed with the SEC and additional information regarding Kemper as follows:

•	Contact Kemper Investor Relations by telephone at 312.661.4930, or by e-mail at investors@kemper.com; or

•	Write to Kemper at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

How may shareholders with the same address request delivery of either single or multiple copies of the Company’s Proxy Statement?
If you and another shareholder who shares your address received multiple copies of this Proxy Statement, you may contact the Company as described above and request that a single copy be sent to your address for future deliveries of Company communications. This is commonly referred to as “householding.” If your proxy statement was “householded” but you prefer to receive separate copies, you may contact the Company as described above to request separate copies now or for future deliveries of Company communications.

Incorporation by Reference

Incorporation by Reference
Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement are not to be incorporated by reference into any such filings, nor are they to be deemed soliciting material or deemed to be filed under such Acts.

**********

This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

C. Thomas Evans, Jr.
Secretary

Appendix A

Supplement to Compensation Discussion and Analysis

The information in this Appendix supplements the disclosures in the Compensation Discussion and Analysis section of the Proxy Statement.

The following table supplements the information in the table captioned Net Income Comparisons under the heading 2016 Annual Incentive Program on page 28:

Non-GAAP Reconciliation
($ in Millions)
	2016 Actual	2016 Target	2015 Actual
Net Income - As Reported	16.8	110.8	85.7

Adjustments, After-tax:
Normalize Catastrophe Losses and LAE including Development, from Reported to Expected	27.5	—	2.3
Normalize Realized Gains and Losses on Sales of Investments and Other-than-temporary Impairment Losses, from Reported to Expected	6.2	—	(9.7)
Remove: Initial Impact of Voluntarily Using Death Verification Databases (1)	50.6	—	—

Total Adjustments, After-tax	84.4	—	(7.4)

Adjusted Net Income	101.2	110.8	78.3

(1) Discussed in the Summary of Results section of Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's 2016 Annual Report.

Appendix A

The following supplements the information included in the section about the 2014 Multi-Year Awards under 2009 Performance Incentive Plan under the subheading Performance Results and Payouts, beginning on page 31:

Company Performance Criteria under 2014 Multi-Year PIP Awards to Messrs. Roeske and Sodaro:

The Performance Criteria are the three-year average of Kemper’s consolidated (1) Revenue Growth (weighted 20%); and (2) Return on Equity (weighted 80%), as defined below. The Performance Criteria are subject to a Catastrophe Loss Collar as defined below:

Revenue Growth is defined as the three-year compound annual growth rate, calculated as [(A/B)^(1/3)-1], where A = Total Revenues excluding Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the Company’s 2016 Annual Report and B = Total Revenues excluding Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the Company’s 2013 Annual Report.

Return on Equity is defined as the return on average shareholders’ equity, which shall be computed by dividing the sum of GAAP Net Income, subject to the Catastrophe Loss Collar, as reported in the Company’s Annual Reports for each of the three years in the Performance Period by the sum of the Average Shareholders’ Equity for each of the three years.

Average Shareholders’ Equity is defined as the simple average of Total Shareholders’ Equity as reported in the Company’s Annual Reports, subject to the Catastrophe Loss Collar, for the beginning and end of year for each year.

The Catastrophe Loss Collar shall be computed as follows:

(a) If Catastrophe Losses and Loss Adjustment Expenses (“LAE”) (including Catastrophe reserve development) reported by the Property & Casualty Insurance segment (“Reported Catastrophe Losses and LAE”) are greater than 1.5 times the “Expected Catastrophe Losses and LAE” (as defined below) for the Property & Casualty Insurance segment (“Maximum Catastrophe Losses and LAE”), Net Income shall be increased by an amount equal to the after-tax difference between the Reported Catastrophe Losses and LAE and the Maximum Catastrophe Losses and LAE;

(b) If Reported Catastrophe Losses and LAE are less than 0.5 times the Expected Catastrophe Losses and LAE for the Property & Casualty Insurance segment (“Minimum Catastrophe Losses and LAE”), Net Income shall be reduced by an amount equal to the after-tax difference between the Minimum Catastrophe Losses and LAE and the Reported Catastrophe Losses and LAE; or

(c) If Reported Catastrophe Losses and LAE are less than the Maximum Catastrophe Losses and LAE and greater than the Minimum Catastrophe Loss and LAE, no adjustment shall be made to Net Income.

Expected Catastrophe Losses means the amounts specified in the Company’s management reports as “Planned” or “Expected” for the performance period for Catastrophe Losses and associated Loss Adjustment Expenses, including catastrophe reserve development.

Appendix A

Definitions of Company Performance Criteria under 2014 Multi-Year PIP Award for Mr. Boschelli:

The Target Multiplier applicable to the 2014 Multi-Year PIP Award to Mr. Boschelli was determined by computing a weighted average of the Target Multipliers derived for the following four performance criteria for the three-year performance period ending December 31, 2016 (“Performance Period”):

Performance Criterion 1
3-Year Excess Return from Corporate Investments (v. WAPR) (weighted 20%). This is determined by comparing the 3-year Kemper Total Investment Return to the results of a “Weighted Average Peer Return” (“WAPR”) for the Performance Period. Excess Return is expressed in basis points. A simple average was calculated of the return for each year in the Performance Period.

Performance Criterion 2
3-Year Excess Return from Pension Investments (v. Benchmark) (weighted 5%). This was determined by comparing the 3-year Kemper Total Pension Return for Kemper’s Pension Portfolio to the 3-Year Strategic Portfolio Return for the Performance Period. Excess Return is expressed in basis points. A simple average was calculated of the return for each year in the Performance Period.

Performance Criterion 3
3-Year Pre-Tax Equivalent Net Investment Income Yield
(weighted 50%) was computed by taking a simple average of the Pre-Tax Equivalent Net Investment Income Yield for the Performance Period. The calculation was determined as follows:

(a) Pre-Tax Equivalent Net Investment Income, divided by

(b) an average of Total Investments for the Performance Period.

Pre-Tax Equivalent Net Investment Income was computed by dividing:

(a) Net Investment Income on an after-tax basis taking into
consideration tax deductions for tax-preferenced net investment income by

(b) the sum of 100% minus Kemper's federal income tax rate.

Performance Criterion 4
3-Year Kemper Consolidated Revenue Growth (20%) and Return on Equity (80%) (collectively weighted 25%). See definitions of key performance criteria under 2014 Multi-Year PIP Awards for Messrs. Roeske and Sodaro.

Kemper Corporation
Notice of 2017 Annual Meeting and Proxy Statement
kemper.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E22410-P88117

KEMPER CORPORATION
Annual Meeting of Shareholders
May 3, 2017 8:00 A.M. Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned appoints Joseph P. Lacher, Jr. and C. Thomas Evans, Jr. as proxies, each with the power of substitution, to vote all shares of KEMPER CORPORATION common stock of the undersigned held as of March 9, 2017, at the Annual Meeting of Shareholders to be held at 8:00 A.M., Central Daylight Time on May 3, 2017, at The Kemper Building, One East Wacker Drive, 20th Floor, Chicago, IL 60601, and any adjournment or postponement thereof, upon matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Kemper Corporation 401(k) and Retirement Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 1:00 A.M. Central Daylight Time on May 1, 2017.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If returned without voting instructions for any of the proposals, this proxy will be voted FOR such proposals. However, any 401(k) Plan shares covered by any such proxy will instead be voted by the Plan trustee in proportion to all properly voted Plan shares, in accordance with the Plan document.

Address Changes/Comments: ____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1

*** Exercise Your *Right* to Vote ***

KEMPER CORPORATION

KEMPER CORPORATION
ONE E WACKER DRIVE
10TH FLOOR
CHICAGO, IL 60601

E22412-P88117

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 9, 2017
Date: May 3, 2017 **Time:** 8:00 AM CDT
Location: The Kemper Building
One East Wacker Drive
20th Floor
Chicago, IL 60601

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2017 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E22413-P88117

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees:

   1a. George N. Cochran

   1b. Kathleen M. Cronin

   1c. Douglas G. Geoga

   1d. Thomas M. Goldstein

   1e. Lacy M. Johnson

   1f. Robert J. Joyce

   1g. Joseph P. Lacher, Jr.

   1h. Christopher B. Sarofim

   1i. David P. Storch

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

E22314-P88117

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E22410-P88117

KEMPER CORPORATION
Annual Meeting of Shareholders
May 3, 2017 8:00 A.M. Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned appoints Joseph P. Lacher, Jr. and C. Thomas Evans, Jr. as proxies, each with the power of substitution, to vote all shares of KEMPER CORPORATION common stock of the undersigned held as of March 9, 2017, at the Annual Meeting of Shareholders to be held at 8:00 A.M., Central Daylight Time on May 3, 2017, at The Kemper Building, One East Wacker Drive, 20th Floor, Chicago, IL 60601, and any adjournment or postponement thereof, upon matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Kemper Corporation 401(k) and Retirement Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 1:00 A.M. Central Daylight Time on May 1, 2017.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If returned without voting instructions for any of the proposals, this proxy will be voted FOR such proposals. However, any 401(k) Plan shares covered by any such proxy will instead be voted by the Plan trustee in proportion to all properly voted Plan shares, in accordance with the Plan document.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

KEMPER CORPORATION
ONE E. WACKER DRIVE
10TH FLOOR
CHICAGO, IL 60601

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 2, 2017. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Daylight Time on May 1, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 2, 2017. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Daylight Time on May 1, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E22409-P88117 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

KEMPER CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. George N. Cochran	☐	☐	☐
1b. Kathleen M. Cronin	☐	☐	☐
1c. Douglas G. Geoga	☐	☐	☐
1d. Thomas M. Goldstein	☐	☐	☐
1e. Lacy M. Johnson	☐	☐	☐
1f. Robert J. Joyce	☐	☐	☐
1g. Joseph P. Lacher, Jr.	☐	☐	☐
1h. Christopher B. Sarofim	☐	☐	☐
1i. David P. Storch	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote to approve the frequency of future advisory votes on the compensation of the Named Executive Officers.	☐	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes/comments, mark here (see reverse for instructions) ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, custodian, or corporate officer, please give full title as such. Joint owners must each sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V1.1